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                         7 Boxes Centered Here
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                                VARIABLE
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                                 ANNUITY
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                              ARTWORK HERE

                         Semi-Annual Report for
                         LB Series Fund, Inc. &
                      LB Variable Annuity Account I
                             June 30, 1995

                      LUTHERAN BROTHERHOOD LOGO HERE


BJELLAND PICTURE HERE

Our Message To You

Dear Contract Owner:

The report that follows reviews the performance of portfolios in the LB Series Fund, Inc. (the Fund), and LB Variable Annuity Account I for the six months ended June 30, 1995. In addition to discussing the impact of economic and market conditions on your returns, the report covers the investment strategies for each portfolio of the Fund during the period.

After disappointing performances in 1994, stocks and bonds offered outstanding returns in the first half of 1995. While recent market activity has been unusually dynamic, it shows how price fluctuations tend to smooth out over time. The average annual return for stocks in the last four years, for example, is quite close to the historic average. It makes sense, then, to take a long-term approach toward investing. By sticking with your investments when times are tough, you can reap attractive returns when the markets switch gears.

Many successful investors make the most of this strategy by diversifying their portfolios among several types of investments. In doing so, they increase the likelihood that a portion of their investments will be in the right markets at the right times.

Stocks, bonds and money market instruments have unique attributes and can respond to the same economic conditions in very different ways. For example, when stocks are weak, bonds and money market securities may be strong, and vice versa. If you use all three, you reduce the impact of poor performance from any one sector on your return as a whole. Your contract offers a fixed account, money market portfolio, a stock portfolio, and two bond portfolios, for a diversified investment mix suited to your financial needs and goals.

If you would like information on these portfolios, or have questions about this report, please call us toll free at 1-800-423-7056.

Sincerely,

/s/ Rolf F. Bjelland
Rolf F. Bjelland
President and Chairman of the Board
LB Series Fund, Inc.

                         7 Boxes Centered Here


Economic and Market Overview                             June 30, 1995

Stock and bond prices rose steeply in the last six months on signs of slowing growth in the economy. As the economy weakened, investors became less worried about inflation and began to recognize strong improvements in corporate earnings. This helped stock prices reach new highs for much of the period. With less concern about inflation, interest rates fell substantially lower, and bond prices recouped most of their losses from 1994.

A Sharp Drop in Interest Rates
Throughout the period, there were significant declines in the growth rates of industrial production, employment, and retail sales, as 1994's rise in interest rates made its impact. Although the economy had been operating near full capacity, American businesses had absorbed any cost increases by raising productivity, thus keeping inflation under control. As it became clear that economic growth was slowing, investors grew convinced that inflation would not be a problem.

In an effort to assure this would happen, the Federal Reserve Board (the
Fed) raised short-term interest rates another 50 basis points in February. Although short-term rates continued to rise through April, increased hope for an economic "soft landing" allowed long-term rates to fall. This caused a rebound in bond prices and solid gains for bond fund investors.

As bond prices rose, their yields fell. The yield on 30-year Treasury bonds, for example, dropped from 7.89% to 6.63% in the first half of the year. Combined with stronger corporate earnings, this made stocks more attractive. By the end of June, the Dow Jones Industrial Average had advanced from 3834 to 4556 -- for a gain of 19%.

Steady Growth Ahead
After growing at an annual rate of 5.1% in 1994, the gross domestic product (GDP) grew by 2.7% in the first quarter of 1995, and approximately 0.5% in the second. Although growth may remain slow in coming months, a recession seems unlikely. Businesses continue to invest heavily in equipment, and exports remain strong. In addition, the Fed would probably lower interest rates to stimulate growth before a recession occurred.

Slower growth, improved productivity, and increased competition abroad should keep inflation near 3% for the rest of this year. That may allow further slides in interest rates and further gains in bond prices, although any gains would probably be much smaller than those of recent months.

Continued growth, with low interest rates and inflation, should also be good for stock prices. Many stock investors remain on the sidelines after last year's weak market, and they could put their money back to work as fears of recession continue to fade.

ARTWORK HERE

VERGIN PICTURE HERE

LB Series Fund, Inc.
Growth Portfolio Review

Scott A. Vergin is a Chartered Financial Analyst and portfolio manager for the Growth Portfolio. He began managing the Portfolio in November 1994 and has managed securities at Lutheran Brotherhood since 1983.

Investment Objective: To seek long-term growth of capital by investing primarily in common stocks of established corporations.

As falling interest rates and rising earnings boosted stock prices in recent months, technology stocks far outpaced the rest of the market. By investing heavily in these issues, the Growth Portfolio produced outstanding returns for shareholders in the six months ended June 30, 1995. During that time, the Portfolio had a total return of 20.94%. That compares to a return of 20.09% for the S&P 500.

Focus on Technology and Cyclical Issues
For much of the period, approximately 30% of the Portfolio was invested in leading technology issues, which represent only 15% of the S&P 500. Many of these investments -- such as Intel, Microsoft, KLA Instruments and Hewlett Packard -- enjoyed exceptional price gains.

To make the most of economic growth likely to follow the current "soft landing," we also invested heavily in cyclical industries that generally do well at the start of an expansion. This included investments in the auto and retail sectors. These stocks further enhanced the Portfolio's performance during the period. Among the cyclical stocks added in that time were General Motors, May Department Stores and Reynolds Metals. To make room for these issues, we sold certain holdings in the drug and food sectors.

Despite widespread gains in the portfolio, a few stocks had disappointing returns. Among these were Home Depot, which suffered from the continued slow down in retail sales, and United Health Care, a health maintenance organization that was hurt by fears of rising medical costs. Although we sold shares of these issues earlier in the period as their prices weakened, we bought more shares once their prices became more attractive. We believe both companies offer strong potential for growth in the long term.

Poised for Growth
Although the economy has slowed significantly, we should probably see renewed strength by the end of the year. Until that happens, stock prices could remain relatively flat or experience a temporary correction. Because prices have risen so rapidly in recent months, a correction may be good for the market and provide new opportunities for investors.

We've now taken profits in selected stocks that have done especially well but remain strongly committed to the early cyclical and technology sectors. If there's a correction in prices, we would probably add to the Portfolio's holdings in these groups. As always, we will focus on companies that lead their industries in market share, asset size and cash flow -- as well as on smaller-capitalization firms offering above-average growth potential.


CHART HERE

Growth of a $10,000 Investment        January 31, 1987 - June 30, 1995

Growth Portfolio
Annualized Total Returns*               Period Ending 6/30/95
-------------------------------------------------------------
Since
Inception (1/9/87)               5 Years               1 Year
-------------------------------------------------------------
10.54%                           12.18%                25.04%

$27,000   25,000   23,000   21,000   19,000   17,000   15,000,
13,000   11,000   9,000   7,000   5,000

1987   1988   1989   1990   1991   1992   1993   1994   1995

S&P 500
$25,914

Growth Portfolio
$22,273



HAAG PICTURE HERE

LB Series Fund, Inc.
High Yield Portfolio Review

Thomas N. Haag is a Chartered Financial Analyst and portfolio manager for the High Yield Portfolio. He has managed the Portfolio since January 1992.

Investment Objective: To seek high current income and growth of capital by investing primarily in high-yielding ("junk") corporate bonds.

As falling interest rates drove bond prices higher in recent months, the High Yield Portfolio enjoyed substantial appreciation from its investments. Much of this gain came from the Portfolio's longer-maturity investments, which typically rise more in price than shorter-maturity investments during a rally. For the six months ended June 30, 1995, the Portfolio enjoyed a total return of 10.71%.

Because the rally was caused by a slowing economy, the price gains for lower-yielding corporate bonds with higher credit ratings outpaced the price gains for higher-yielding corporate bonds. Although the Portfolio maintains an above-average credit quality relative to others in its class, the Lehman Brothers High-Yield Index, a comparative market index, includes a greater share of lower-yielding corporates than does the Portfolio. As a result, the Index outperformed the Portfolio during the period, with a total return of 12.45%. The Portfolio's return was competitive with others having similar investment objectives.

Strong Gains from Zeros
Throughout the period, we continued to hold a significant amount of deferred-interest issues such as zero-coupon bonds. These issues offer attractive yields and behave much like bonds with longer maturities. After experiencing substantial declines when prices fell in 1994, these bonds rebounded sharply as prices rose in the first half of 1995. Many of the bonds came from the broadcasting and telecommunications sectors, which also enjoyed strong gains in the rally.

As it looked like the economy was weakening, we gave less emphasis to industry groups whose earnings are tied to the economy. We sold half of the Portfolio's investments in "cyclical" sectors -- such as chemicals and paper -- decreasing this portion of the Portfolio's bonds from 17% to 8%. At the same time, we made new investments in the more "defensive" supermarket and health care sectors, and gave more attention to higher-quality issues. This enhanced the Portfolio's performance in the last part of the period.

Looking Ahead
We believe these changes will serve the Portfolio well in the months ahead. Although a recession is unlikely, investors may remain concerned about slower growth in the economy. By focusing on higher-quality issues and industries with fewer ties to the economy, the Portfolio should weather those concerns reasonably well. As investors become more hopeful about the economy, we expect to add issues that can benefit from stronger growth.

Although we've reduced investments in zero-coupon bonds, the Portfolio still holds significantly more zero-coupon bonds than others in its class and enjoys strong yields from these investments. The Portfolio also remains heavily committed to the broadcasting and telecommunications sectors. Similar to the supermarket and health care groups, these sectors should perform well under most economic conditions.

CHART HERE
Growth of a $10,000 Investment      November 30, 1987 - June 30, 1995

High Yield Portfolio
Annualized Total Returns*               Period Ending 6/30/95
-------------------------------------------------------------
Since
Inception (11/2/87)               5 Years              1 Year
-------------------------------------------------------------
12.68%                            14.88%                7.54%

$25,000   23,000   21,000   19,000   17,000   15,000,

13,000   11,000   9,000   7,000   5,000

1988   1989   1990   1991   1992   1993   1994   1995

High Yield Portfolio
$24,248

Lehman High Yield Index
$23,174

HEEREN PICTURE HERE

LB Series Fund, Inc.
Income Portfolio Review

Charles E. Heeren, vice president, is a Chartered Financial Analyst and portfolio manager for the Income Portfolio. He has managed the Portfolio since January 1986.

Investment Objective: To seek high current income while preserving principal by investing in investment-grade bonds and other income-producing securities.

As interest rates fell in the last six months, and bond prices rose, the prices of bonds with intermediate- and longer-term maturities rose more than the market as a whole. At the same time, the prices of corporate bonds and U.S. government bonds outpaced the prices of mortgage-backed securities. By emphasizing sectors where price gains were particularly strong, the Income Portfolio made the most of the rally and outperformed the Lehman Aggregate Bond Index.

For the six months ended June 30, 1995, the Portfolio had a total return of 12.05%. During the same time, the Index had a return 11.44%.

A Shift in Maturities
Anticipating a drop in interest rates, we'd arranged the Portfolio's investments in a "barbelled" maturity structure before the period began. By making sizable investments in asset-backed securities that matured in one to three years and in 30-year corporate bonds and Treasuries, we increased potential income and capital gains without adding significant price volatility.

As interest rates fell, we reduced investments in mortgage-backed securities, whose prices were vulnerable to mortgage prepayments, and invested the proceeds in additional government and corporate bonds. Most of the corporate bonds we bought could not be called in by their issuers, which made them more valuable to investors as interest rates fell. We also emphasized corporate bonds in the food, health care and utilities sectors, which tend to be less sensitive to a slowing economy. As always, we focused on bonds with high credit quality according to rating agencies such as Moody's and Standard & Poor's.

In addition, we gave greater weight to intermediate-term issues, whose prices increased substantially during the rally. This provided the Portfolio with additional income and redistributed its investments more evenly.

New Opportunities
As the economy stabilizes and interest rates bottom in the months ahead, we expect new investment opportunities in corporate bonds and mortgage-backed securities.

The prices of corporate bonds have become quite attractive compared to those for government issues and should strengthen as optimism about the economy improves the credit ratings of corporate issuers. To maximize income for shareholders, we're now focusing on higher-yielding corporate bonds -- including selected issues with reduced credit quality and securities that can be called in by their issuers. Once the economy improves, we expect to add corporate bonds in industries with high economic sensitivity.

We also expect to increase the share of mortgage-backed securities. They, too, are attractively priced and should enjoy greater demand as interest rates stabilize and mortgage prepayments slow.

CHART HERE
Growth of a $10,000 Investment      January 31, 1987 - June 30, 1995

Income Portfolio
Annualized Total Returns*               Period Ending 6/30/95
-------------------------------------------------------------
Since
Inception (1/9/87)               5 Years               1 Year
-------------------------------------------------------------
8.62%                            10.14%                13.05%

$21,000   19,000   17,000   15,000,   13,000   11,000

9,000   7,000   5,000

1987   1988   1989   1990   1991   1992   1993   1994   1995

Lehman Aggregate
Bond Index
$20,179

Income Portfolio
$19,881


ONAN PICTURE HERE

LB Series Fund, Inc.
Money Market Portfolio Review

Gail R. Onan, assistant vice president of Lutheran Brotherhood Research Corp., was named portfolio manager for the Money Market Portfolio in January 1994. She has been with Lutheran Brotherhood Research since 1986.

Investment Objective: To seek current income with stability of principal by investing in high-quality, short-term debt.**

Money market yields fluctuated substantially in the first half of 1995, as investors tried to predict where interest rates would head. During this time, we kept the Money Market Portfolio well-diversified and adjusted the maturities of its investments to maximize yield. These strategies helped the Portfolio earn a total return of 2.85% for the six months ended June 30, 1995.

A Dynamic Market
As the reporting period started, the economy was still growing strongly, and the Federal Reserve Board was implementing a restrictive interest rates policy. Because investors believed short-term interest rates would rise, the yields on longer-maturity money market instruments were much higher than the yields on shorter-maturity instruments. Our target average maturity for the Portfolio's investments was 30 to 35 days.

In February, the Federal Reserve Board's Open Market Committee (the Fed) raised short-term interest rates by half a percentage point. By that time, however, there were signs the economy was slowing. As investors began to believe the Fed would have to stimulate growth by cutting interest rates, the yields on longer-maturity money market instruments fell unusually close to the yields for shorter-maturity instruments. In June, as news of a slowdown intensified and supplies of new issues declined, the yields on longer-term instruments dropped below those for shorter-term securities.

By May, we had lengthened the Portfolio's average maturity to a more neutral position of 40 to 45 days so we could capture additional yield. We did not lengthen maturities further as yields continued to fall, believing that investors had overreacted to expectations for lower interest rates and that longer-maturity instruments were overpriced. Instead, we maximized the Portfolio's yield by staggering the maturity dates of its investments and choosing securities that were available in strong supply. We remained heavily invested in commercial paper -- especially the relatively plentiful paper issued by banks.

Greater Interest Rate Stability
If the economy grows at a moderate pace, without a large gain in inflation, short-term interest rates should be more stable in the months to come. For this reason, we expect to keep the Portfolio's average maturity between 40 and 50 days. To make the most of current yields, and remain flexible, we'll continue to ladder the maturities of the Portfolio's investments as much as we can and extend maturities when we find a yield advantage for doing so.

After several months of tight supplies, commercial paper is now becoming more available. As the economy improves, there may be larger supplies of longer-term issues that offer new investment opportunities at attractive yields. As always, we will look for opportunities among high-quality investments that will help to keep the Portfolio well diversified.

                          Annualized Total Returns*
                           Period Ending 6/30/95
Since
Inception (1/9/87)                5 Years                1 Year
5.85%                              4.61%                  5.26%


Footnotes
 *Annualized total returns for the Portfolios reflect changes in share prices, the reinvestment of all dividends and capital gains, and the effects of compounding for the periods indicated. These returns have not been adjusted for charges associated with the variable life insurance and variable annuity contracts that invest in the Portfolios. (For additional information on the charges, costs and benefits associated with the contracts, refer to the contract prospectus or contact your LBSC registered representative.) Since performance varies, the annualized total returns, which assume a steady rate of growth, differ from the Portfolios' actual total returns for the years indicated. All returns represent past performance. The value of an investment fluctuates so that shares, when redeemed, may be worth more or less than the original investment.
**Investments in the Money Market Portfolio are neither guaranteed nor insured by the U.S. Government and there is no assurance that the Portfolio will maintain a stable net asset value.
This report must be preceded or accompanied by a prospectus.

                         7 Boxes Centered Here


                            LB Variable Annuity Account I
                         Statement of Assets and Liabilities
                                   June 30, 1995
                                    (unaudited)

                                                                                           Subaccounts
                                                                   -----------------------------------------------------
----
                                                                                      High
Money
                                                                      Growth          Yield         Income
Market
                                                                    ----------      ---------     ----------      ------
----
ASSETS:
Investments in LB Series Fund, Inc. --
  Growth Portfolio, 6,243,984 shares at net asset value
    of $16.21 per share (cost $88,148,815)                        $101,220,921
  High Yield Portfolio, 7,630,566 shares at net asset value
    of $9.66 per share (cost $74,507,458)                                         $73,683,985
  Income Portfolio, 5,606,832 shares at net asset value
    of $9.77 per share (cost $52,835,023)                                                        $54,801,308
  Money Market Portfolio, 10,491,026, shares at net
    asset value of $1.00 per share (cost $10,491,026)
$10,491,026
                                                                  ------------    -----------    -----------     -------
----
                                                                   101,220,921     73,683,985     54,801,308
10,491,026
Receivable from LB for units issued                                    882,547        641,103        613,480
126,898
                                                                  ------------    -----------    -----------     -------
----
    Total assets                                                   102,103,468     74,325,088     55,414,788
10,617,924
                                                                  ------------    -----------    -----------     -------
----
LIABILITIES:
Payable to LB for mortality and expense risk charge                     86,334         63,870         47,697
9,286
                                                                  ------------    -----------    -----------     -------
----
NET ASSETS                                                        $102,017,134    $74,261,218    $55,367,091
$10,608,638
                                                                  ============    ===========    ===========
===========
Number of units outstanding                                          4,723,289      3,618,432      3,091,235
7,605,247
                                                                  ============    ===========    ===========
===========
Unit value (net assets divided by units outstanding)                    $21.60         $20.52         $17.91
$1.39





                       -----------------------------------------------------------------------------
                                         Statement of Operations
                                      Six Months Ended June 30, 1995
                                               (unaudited)


                                                                                           Subaccounts
                                                                   -----------------------------------------------------
----
                                                                                      High
Money
                                                                      Growth          Yield         Income
Market
                                                                    ----------      ---------     ----------      ------
----
INVESTMENT INCOME:
Dividend income                                                    $   684,377     $2,947,596     $1,545,836
$244,297
Mortality and expense risk charge                                     (409,374)      (317,631)      (238,634)
(47,322)
                                                                    ----------      ---------     ----------      ------
----

    Net investment income                                              275,003      2,629,965      1,307,202
196,975
                                                                    ----------      ---------     ----------      ------
----
REALIZED AND UNREALIZED
  GAIN (LOSS) ON INVESTMENTS:
Net realized gain (loss) on investments                                  5,638           (673)        (2,102)
--
Net change in unrealized appreciation
    or depreciation of investments                                  13,816,366      2,811,305      3,419,954
--
                                                                    ----------      ---------     ----------      ------
----
Net gain on investments                                             13,822,004      2,810,632      3,417,852
--
                                                                    ----------      ---------     ----------      ------
----
    Net increase in net assets resulting from operations           $14,097,007     $5,440,597     $4,725,054
$196,975
                                                                  ============    ===========    ===========
===========


                         The accompanying notes are an integral part of the financial statements.




                                    LB Variable Annuity Account I
                              Statement of Changes in Net Assets

                                                                           Growth                      High Yield
                                                                         Subaccount                    Subaccount
                                                               -----------------------------     -----------------------
-----
                                                                 Six Months                       Six Months
                                                                   Ended              Year           Ended          Year
                                                                  6/30/95            Ended         6/30/95
Ended
                                                                 (unaudited)      12/31/94 (a)    (unaudited)
12/31/94 (a)
                                                                ------------   -------------     -------------  --------
-----
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                           $    275,003     $   226,731      $ 2,629,965     $
2,079,613
Net realized gain (loss) on investments                                5,638          16,517             (673)
9,272
Net change in unrealized appreciation
  or depreciation of investments                                  13,816,366        (744,260)       2,811,305
(3,634,778)
                                                                ------------   -------------      -----------     ------
-----
    Net change in net assets resulting from operations            14,097,007        (501,012)       5,440,597
(1,545,893)
                                                                ------------   -------------      -----------     ------
-----
UNIT TRANSACTIONS --
Proceeds from units issued                                        15,527,157       7,934,980       11,446,030
7,176,677
Net asset value of units redeemed                                   (841,356)       (428,164)        (790,972)
(503,749)
Transfers from other subaccounts                                  19,309,048      52,633,523       13,459,790
44,680,523
Transfers to other subaccounts                                     2,136,488       2,820,122        1,688,120
2,233,385
Transfers from fixed account                                         145,477           5,702          161,176
1,346
Transfers to fixed account                                          (498,310)       (410,308)        (632,230)
(710,572)
                                                                ------------   -------------      -----------     ------
-----
    Net increase in net assets from unit transactions             31,505,528      56,915,611       21,955,674
48,410,840
                                                                ------------   -------------      -----------     ------
-----
    Net increase in net assets                                    45,602,535      56,414,599       27,396,271
46,864,947
NET ASSETS:
Beginning of period                                               56,414,599             --        46,864,947
--
                                                                ------------   -------------      -----------     ------
-----
End of period                                                   $102,017,134     $56,414,599      $74,261,218
$46,864,947
                                                                ============     ===========      ===========
===========



                                                                           Income                          Money Market
                                                                         Subaccount                         Subaccount
                                                               -----------------------------     -----------------------
-----
                                                                 Six Months                       Six Months
                                                                   Ended              Year           Ended          Year
                                                                  6/30/95            Ended         6/30/95
Ended
                                                                 (unaudited)      12/31/94 (a)    (unaudited)
12/31/94 (a)
                                                                ------------   -------------     -------------  --------
-----
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                            $ 1,307,202     $ 1,116,926      $    196,975  $
114,730
Net realized gain (loss) on investments                               (2,102)          6,137                --
--
Net change in unrealized appreciation
  or depreciation of investments                                   3,419,954      (1,453,668)               --
--
                                                                ------------    ------------      ------------  --------
-----
    Net change in net assets resulting from operations             4,725,054        (330,605)          196,975
114,730
                                                                ------------    ------------      ------------  --------
-----
UNIT TRANSACTIONS --
Proceeds from units issued                                         7,788,682       5,355,807        43,537,334
140,268,731
Net asset value of units redeemed                                   (673,045)       (366,336)         (412,212)
(74,427)
Transfers from other subaccounts                                   8,812,451      34,551,520         4,436,009
8,813,878
Transfers to other subaccounts                                    (1,134,856)     (1,862,299)      (41,057,834)
(133,763,638)
Transfers from fixed account                                         148,725           4,039           241,649
3,820
Transfers to fixed account                                                          (947,989)       (4,493,854)
(7,202,523)
                                                                ------------    ------------      ------------  --------
-----
    Net increase in net assets from unit transactions             14,237,900      36,734,742         2,251,092
8,045,841
                                                                ------------    ------------      ------------  --------
-----

    Net increase in net assets                                    18,962,954      36,404,137         2,448,067
8,160,571
NET ASSETS:
Beginning of period                                               36,404,137              --         8,160,571
--
                                                                ------------    ------------      ------------  --------
-----
End of period                                                    $55,367,091     $36,404,137      $ 10,608,638  $
8,160,571
                                                                ============     ===========      ============
=============

(a) For the period from February 3, 1994 (inception) through December 31, 1994.

                         The accompanying notes are an integral part of the financial statements.


                       LB VARIABLE ANNUITY ACCOUNT I
                       Notes to Financial Statements
                               June 30, 1995
                                (unaudited)
(1) ORGANIZATION
    The LB Variable Annuity Account I (the Variable Account), a unit investment trust registered under the Investment Company Act of 1940, was established as a separate account of Lutheran Brotherhood (LB) in 1993, pursuant to the laws of the State of Minnesota. LB offers financial services to Lutherans and is a fraternal benefit society owned by and operated for its members. The variable Account contains four subaccounts - Growth, High Yield, Income and Money Market - each of which invests only in a corresponding portfolio of the LB Series Fund, Inc. (the Fund). The fund is registered undet the Investment Company Act of 1940 as a diversified open-end investment company.

    The Variable Account is used to support only flexible premium deferred variable annuity contracts issued by LB. Under applicable insurance law, the assets and liabilities of the Variable Account are clearly identified and distinguished from the other assets and liabilities of LB. The assets of the Variable Account will not be charged with any liabilities arising out of any other business conducted by LB.


(2) SIGNIFICANT ACCOUNTING POLICIES

Investments
    The investments in shares of the Fund are stated at the net asset value of the Fund. The cost of shares sold and redeemed is determined on the average cost method. Dividend distributions received from the Fund are reinvested in additional shares of the Fund and recorded as income by the Variable Account on the ex-dividend date.

Federal Income Taxes
    LB qualifies as a tax-exempt organization under the Internal Revenue Code. Accordingly, no provision for income taxes has been charged against the Variable Account.


(3) RELATED PARTY TRANSACTIONS

    Proceeds received by the Variable Account from units issued represent gross contract premiums received by LB. No charge for sales distribution expense is deducted from premiums received.

    A surrender charge is deducted from the accumulated value of the contract to compensate LB if a contract is surrendered in whole or in part during the first six years the contract is in force. The surrender charge is 6% during the first contract year, and decreases by 1% each subsequent contract year. For purposed of the surrender charge calculation, up to 10% of a contract's accumulated value may be excluded from the calculation each year. This charge is deducted by redeeming units of the subaccounts of the Variable Account. Surrender charges of $69,069 were deducted for the six months ended June 30, 1995.

    An annual administrative charge of $30 is deducted on each contract anniversary from the accumulated value of the contract to compensate LB for administrative expenses relating to the contract and the Variable Account. This charge is deducted by redeeming units of the subaccounts of the Variable Account. No such charge is deducted from contracts for which total premiums paid, less surrenders, equals or exceeds $5,000. No administrative charge of $45,196 were deducted for the six months ended June 30, 1995.

    A daily charge is deducted from the value of the net assets of the Variable Account to compensate LB for mortality and expense risks assumed in connection with the contract and is equivalent to an annual rate of 1.1% of the average daily net assets of the Variable Account. Mortality and expense risk charges of $1,017,388 were deducted for the six months ended June 30, 1995.

    A fixed account investment option is available for Contract Owners of the flexible premium deferred variable annuity. Assets of the fixed account are combined with the general assets of LB and invested by LB as allowed by applicable law. Accordingly, the fixed account asssets are not included in the Variable Account financial atatements. The asset value of net transfers to the fixed account was $5,631,423 for the six months ended June 30, 1995.


(4) UNIT ACTIVITY

    Transactions in units (including transfers among subaccounts) were as follows:

                                                                                           Subaccounts
                                                                   -----------------------------------------------------
----
                                                                                      High
Money
                                                                      Growth          Yield         Income
Market
                                                                    ----------      ---------     ----------      ------
----
Units outstanding at
  February 3, 1994
  (inception)                                                               --             --             --
--
Units issued                                                         3,386,761      2,725,759      2,497,105
114,157,607
Units redeemed                                                        (244,121)      (211,716)      (232,211)
(108,172,913)
                                                                     ---------      ---------      ---------     -------
----
Units outstanding at
  December 31, 1994                                                  3,142,640      2,514,043      2,264,894
5,984,694
Units issued                                                         1,816,710      1,306,291      1,010,282
36,382,526
Units redeemed                                                        (236,061)      (201,902)      (183,941)
(34,761,973)
                                                                     ---------      ---------      ---------     -------
----
Units outstanding at
  June 30, 1995                                                      4,723,289      3,618,432      3,091,235
7,605,247
                                                                     =========      =========      =========
=========


(5) PURCHASES AND SALES OF INVESTMENTS
     The aggregate costs of purchases and proceeds from sales of investments in LB Series Fund, Inc. were as follows:

                                                                                           Subaccounts
                                                                   -----------------------------------------------------
----
                                                                                      High
Money
                                                                      Growth          Yield         Income
Market
                                                                    ----------      ---------     ----------      ------
----
For the period from
  February 3, 1994 through
  December 31, 1994
  Purchases                                                        $56,910,788    $50,433,261    $38,018,585
$17,311,456
  Sales                                                                 22,776         48,425        221,582
9,503,396
For the six months
  ended June 30, 1995
  Purchases                                                         31,365,973     24,162,175     15,242,293
7,777,124
  Sales                                                                110,472         36,624        193,754
5,094,157




                          LB Series Fund, Inc.
                           Growth Portfolio
                        Portfolio of Investments
                             June 30, 1995
                              (unaudited)
  Shares                                                  Value
-----------                                        --------------------
                 COMMON STOCKS - 91.3% (a)
                 Aerospace - 0.3%
     88,800      Litton Industries, Inc.                  $  3,274,500 (b)
                                                          -------------
                 Airlines - 0.1%
     19,700      Southwest Airlines Co.                         470,338
                                                          -------------
                 Automotive - 2.3%
     32,800      Cooper Tire & Rubber Co.                       799,500(c)
    272,000      Ford Motor Co.                               8,092,000
    278,200      General Motors Corp.                        13,040,625
                                                          -------------
                                                             21,932,125
                                                          -------------
                 Bank & Finance - 10.2%
     93,700      American General Corp.                       3,162,375
    135,000      American International
                    Group, Inc.                              15,390,000
    185,400      Banc One Corp.                               5,979,150
    264,650      Bear Stearns Cos., Inc.                      5,656,894
     58,100      Crestar Financial Corp.                      2,846,900
    175,000      Federal National Mortgage
                    Association                              16,515,625
    131,400      First Bank System, Inc.                      5,387,400
     44,600      First Financial Management
                    Corp.                                     3,813,300
    150,000      First Interstate Bancorp.                   12,037,500
    152,000      Great Western Financial Corp.                3,135,000(c)
    123,400      Morgan Stanley Group, Inc.                   9,995,400
    178,400      Morgan (J.P.) and Co., Inc.                 12,510,300
                                                          -------------
                                                             96,429,844
                                                          -------------
                 Broadcasting - 3.2%
     90,000      CBS, Inc.                                    6,030,000
     98,000      Echostar Communications
                    Corp.                                     1,494,500(b)
    262,500      News Corp., Ltd.                             5,939,062
    144,000      NYNEX CableComms Group                       2,916,000(b)
    575,000      Tele-Communications, Inc.                   13,476,563(b)
                                                          -------------
                                                             29,856,125
                                                          -------------
                 Chemicals - 2.3%
    220,000      Air Products & Chemicals, Inc.              12,265,000
    130,000      Dow Chemical Co.                             9,343,750
                                                          -------------
                                                             21,608,750
                                                          -------------
                 Computer Software - 4.8%
     76,000      Adobe Systems, Inc.                          4,408,000
    177,000      Autodesk, Inc.                               7,611,000
      4,400      Broderbund Software, Inc.                      280,500(b)
    155,000      Microsoft Corp.                             14,008,125(b)
    220,000      Oracle Systems Corp.                         8,497,500(b)
     85,700      Sierra On-Line, Inc.                         2,142,500(b)
     76,200      Softkey International, Inc.                  2,428,875(b)
    220,000      Spectrum Holobyte, Inc.                      3,148,750(b)
     81,000      Symantec Corp.                               2,338,875(b)
                                                          -------------
                                                             44,864,125
                                                          -------------
                 Computers & Office
                 Equipment - 8.2%
     88,800      Apple Computer                               4,123,650
    135,200      Bay Networks, Inc.                           5,593,900(b)
     84,900      Cabletron Systems, Inc.                      4,520,925(b)
     72,500      Cisco Systems, Inc.                          3,665,781(b)
    186,900      Compaq Computer Corp.                        8,480,587(b)
    100,000      General Motors Group, Class E                4,350,000
     83,200      Hewlett Packard Co.                          6,198,400
    146,700      International Business Machines             14,083,200
    100,000      Intersolv, Inc.                              2,325,000(b)
    174,400      Silicon Graphics, Inc.                       6,954,200(b)
    111,800      Tandem Computers, Inc.                       1,802,775(b)
    135,000      Xerox Corp.                                 15,828,750(d)
                                                          -------------
                                                             77,927,168
                                                          -------------
                 Conglomerates - 2.2%
     58,000      Allied Signal, Inc.                          2,581,000
     80,700      ITT Corp.                                    9,482,250
     66,200      Minnesota Mining &
                    Manufacturing Co.                         3,789,950
     94,200      Tyco International, Ltd.                     5,086,800
                                                          -------------
                                                             20,940,000
                                                          -------------
                 Containers & Packaging - 0.2%
     31,600      Crown Cork and Seal Co., Inc.                1,583,950(b)
                                                          -------------
                 Drugs & Health Care - 7.0%
    287,500      Abbott Laboratories                         11,643,750
     65,000      AmeriSource Health Corp.                     1,482,812(b)
    152,800      Amgen, Inc.                                 12,290,850(b)
     71,500      Cordis Corp.                                 4,772,625(b,d)
    150,000      Elan Corp., ADS                              6,112,500(b)
     29,300      Genzyme Corp.                                1,172,000(b)
    246,800      Merck & Co., Inc.                           12,093,200
    129,900      Schering-Plough Corp.                        5,731,837
    126,200      St. Jude Medical, Inc.                       6,325,775
     55,000      Warner Lambert Co.                           4,750,625(c)
                                                          -------------
                                                             66,375,974
                                                          -------------
                 Electric Utilities - 1.4%
    100,000      General Public Utilities Corp.             $2,975,000
    332,200      Southern Co.                                 7,432,975
    123,500      Unicom Corp.                                 3,288,187
                                                          -------------
                                                             13,696,162
                                                          -------------
                 Electrical Equipment - 1.2%
    205,000      General Electric Co.                        11,556,875
                                                          -------------
                 Electronics - 8.3%
    197,400      Adaptec, Inc.                                7,303,800(b)
     74,700      Analog Devices, Inc.                         2,539,800(b)
     52,100      Diamond Multimedia
                    Systems, Inc.                             1,068,050(b)
    400,000      Intel Corp.                                 25,325,000(d)
     80,000      Integrated Device
                 Technology, Inc.                             3,700,000(b)
     67,200      KLA Instruments Corp.                        5,191,200(b,c)
     64,900      Linear Technology Corp.                      4,283,400
     75,000      Molex, Inc.                                  2,737,500
    341,100      Motorola, Inc.                              22,896,338
     50,000      Novellus Systems, Inc.                       3,387,500(b)
                                                          -------------
                                                             78,432,588
                                                          -------------
                 Food & Beverage - 2.2%
    120,000      Coca-Cola Co.                                7,650,000
     80,000      Salomon, Inc., (Snapple, Inc.,
                    ELKS)                                     1,230,000
    432,900      Sara Lee Corp.                              12,337,650(c)
                                                          -------------
                                                             21,217,650
                                                          -------------
                 Healthcare Management - 0.3%
     74,900      Coventry Corp.                               1,057,963(b)
     81,400      Mid Atlantic Medical Services                1,505,900(b)
                                                          -------------
                                                              2,563,863
                                                          -------------
                 Household Products - 3.4%
    396,800      Gillette Co.                                17,707,200
    197,300      Procter & Gamble                            14,180,937
                                                          -------------
                                                             31,888,137
                                                          -------------
                 Leisure & Entertainment - 2.3%
     42,100      Hollywood Entertainment
                    Corp.                                     1,894,500(b)
    114,000      Hospitality Franchise
                    Systems, Inc.                             3,947,250(b)
     60,000      King World Productions, Inc.                 2,430,000(b)
    131,000      Time Warner, Inc.                            5,387,375
    170,000      Viacom, Inc.                                 7,883,750(b)
                                                          -------------
                                                             21,542,875
                                                          -------------
                 Machinery & Equipment - 1.6%
    238,400      Case Corp.                                  7,092,400
    205,500      Ingersoll Rand Co.                           7,860,375(c)
                                                          -------------
                                                             14,952,775
                                                          -------------
                 Medical Services - 0.5%
    119,500      United Healthcare Corp.                      4,944,313
                                                          -------------
                 Mining & Metals - 2.5%
     50,000      Aluminum Co. of America                      2,506,250(c)
    141,300      Inland Steel Industries, Inc.                4,309,650(c)
    200,000      Phelps Dodge Corp.                          11,800,000
    100,000      Reynolds Metals Co.                          5,175,000(c)
                                                          -------------
                                                             23,790,900
                                                          -------------
                 Oil & Oil Service - 4.9%
     85,000      Amoco Corp.                                  5,663,125
    160,300      Ashland, Inc.                                5,630,537
     44,800      British Petroleum Co., PLC                   3,836,000
     99,400      Diamond Shamrock, Inc.                       2,559,550(c)
     62,800      Halliburton Co.                              2,245,100
    150,000      Mobil Corp.                                 14,400,000(c)
    178,000      Phillips Petroleum Co.                       5,940,750
    116,400      Repsol S.A., ADR                             3,681,150(b)
     85,700      Ultramar Corp.                               2,163,925
                                                          -------------
                                                             46,120,137
                                                          -------------
                 Paper & Forest Products - 2.9%
    155,300      Boise Cascade Corp.                          6,289,650(c)
    329,300      Fort Howard Corp.                            4,651,363(b)
     88,000      International Paper Co.                      7,288,750
    193,500      Weyerhaeuser Co.                             9,118,688
                                                          -------------
                                                             27,348,451
                                                          -------------
                 Pollution Control - 0.8%
    197,500      Browning-Ferris Industries,
                    Inc.                                      7,134,688(c)
                                                          -------------
                 Railroads - 1.5%
     64,300      Conrail, Inc.                                3,576,688
    135,000      CSX Corp.                                   10,141,875(c)
                                                          -------------
                                                             13,718,563
                                                          -------------
                 Restaurants - 1.3%
    265,000      McDonald's Corp.                            10,368,125
     80,000      Outback Steakhouse, Inc.                     2,310,000(b)
                                                          -------------
                                                             12,678,125
                                                          -------------
                 Retail - 5.8%
    120,000      Borders Group, Inc.                          1,725,000(b)
    200,000      Federated Department Stores                  5,150,000(b)
     75,400      Gymboree Corp.                               2,191,312(b)
    313,500      Home Depot, Inc.                            12,735,938
    240,600      Kroger Co.                                   6,466,125(b,c)
    170,800      May Department Stores Co.                    7,109,550
    128,700      Office Depot, Inc.                           3,619,687(b)
     75,800      Tandy Corp.                                  3,932,125(c)
    461,300      Wal-Mart Stores, Inc.                       12,339,775
                                                          -------------
                                                             55,269,512
                                                          -------------
                 Services - 3.0%
    198,400      Automatic Data Processing, Inc.             12,474,400
    143,300      Block (H & R)                                5,893,211
    182,800      First Data Corp.                            10,396,750
                                                          -------------
                                                             28,764,361
                                                          -------------
                 Telecommunications
                 Equipment - 1.5%
    158,900      ADC Telecommunications, Inc.                 5,680,675(b)
    126,400      DSC Communications Corp.                     5,877,600(b,c)
     74,700      Nera A.S., ADR                               2,100,938(b)
                                                          -------------
                                                             13,659,213
                                                          -------------
                 Telephone &
                 Telecommunications - 5.1%
    161,800      Airtouch Communications, Inc.                4,611,300(b)
    230,000      Ameritech Corp.                             10,120,000
    200,000      AT&T Corp.                                  10,625,000
    123,600      Mobilemedia Corp.                            2,533,800(b)
    229,600      Paging Network, Inc.                         7,863,800(b)
    265,000      SBC Communications, Inc.                    12,620,625
                                                          -------------
                                                             48,374,525
                                                          -------------
                 Total Common Stocks
                    (cost $775,163,286)                     862,916,612
                                                          -------------
 Principal
  Amount
-----------
                 CORPORATE BONDS - 1.1% (a)
$4,000,000       Intergrated Device Technology,
                    Inc., Convertible Notes,  5.5%,
                    due 6/1/2002                              4,250,000
  5,300,000      International CableTel, Inc.,
                    Convertible Subordinated
                    Notes, 7.25%,
                    due 4/15/2005                             5,803,500
                                                          -------------
                 Total Corporate Bonds
                    (cost $9,337,635)                        10,053,500
                                                          -------------
                 U.S. TREASURY - 0.1% (a)
$1,000,000       U.S. Treasury Notes, 6.875%,
                    due 3/31/1997                           $1,017,500
    300,000      U.S. Treasury Notes, 8.75%,
                    due 10/15/1997                              318,375
                                                          -------------
                 Total U.S. Treasury
                    (cost $1,340,254)                         1,335,875
                                                          -------------
                 SHORT-TERM
                 SECURITIES - 7.5% (a)
                 Commercial Paper
  1,400,000      Associates Corp. of
                    North America,
                    6.2%, due 7/3/1995                        1,399,518
  2,000,000      Commercial Funding Corp.,
                    5.98% due 7/14/1995                       1,995,681
 10,006,000      Delaware Funding Corp.,
                    6.0%, due 7/3/1995                       10,002,665
  5,000,000      Delaware Funding Corp.,
                    5.98% due 7/20/1995                       4,984,219
  8,400,000      General Electric Capital Corp.,
                    5.95%, due 7/17/1995                      8,377,787
  1,600,000      General Electric Capital Corp.,
                    5.94%, due 7/17/1995                      1,595,776
  4,000,000      Great Lakes Chemical Corp.,
                    5.97%, due 7/7/1995                       3,996,020
  5,000,000      IBM Credit Corp.,
                    5.98%, due 7/24/1995                      4,980,897
  7,900,000      Koch Industries, 6.2%,
                    due 7/5/1995                              7,894,558
  5,000,000      Paccar Financial Corp.,
                    6.0% due 7/5/1995                         4,996,667
  5,000,000      Peregrine Investments
                    Holding Co.,
                    5.98%, due 7/41/1995                      4,991,694
  5,000,000      Sheffield Receivables Corp.,
                    5.98%, due 7/13/1995                      4,990,033
  5,000,000      Sheffield Receivables Corp.,
                    5.97%, due 7/13/1995                      4,990,050
  5,300,000      St. Paul Companies,
                    6.0%, due 7/10/1995                       5,292,050
                                                          -------------
                 Total Short-Term Securities
                    (at amortized cost)                      70,487,615
                                                          -------------
                 Total Investments
                    (cost $85                              $944,793,602
                                                          =============

Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Growth Portfolio.
(b) Currently non-income producing.
(c) Includes stock rights that automatically traded with the stock and had no separate value at June 30, 1995.
(d) At June 30, 1995, securities valued at $3,846,500 were held in escrow to cover open call options written as follows:
                                      Number of         Exercise          Expiration
          Issue                       Contracts           Price              Date                   Value
          ---------------             ---------        ------------       ----------             ------------
          Cordis Corp.                    93               $ 65             7/22/95                $ 31,969
          Intel Corp.                    252                 63             7/22/95                  75,600
          Xerox Corp.                    139                120             7/22/95                  19,112
                                        ----                                                       --------
                    TOTAL                484                                                       $126,681
                                        ====                                                       ========
(e) At June 30, 1995, the aggregate cost of securities for federal income tax purposes was $856,328,790 and the net unrealized appreciation of investments based on that cost was $88,464,812, which is comprised of $94,866,042 aggregate gross unrealized appreciation and $6,401,230 aggregate gross unrealized depreciation.


The accompanying notes are an integral part of the financial statements.




                                               LB Series Fund, Inc.
                                               High Yield Portfolio
                                             Portfolio of Investments
                                                  June 30, 1995
                                                   (unaudited)
  Principal                                                                                   Maturity
   Amount                                                                           Rate        Date            Value
--------------                                                                  ------------ ----------    -------------
-
                 CORPORATE BONDS - 80.1% (a)
                 Airlines - 0.6%
   4,500,000     U.S. Air, Inc., Sr. Secured Equipment Trust, Series 1993-A3         10.375%      3/1/13    $ 4,300,758
                                                                                                            ------------
                 Automotive - 1.9%
   4,000,000     Doehler-Jarvis, Inc., Sr. Notes                                     11.875%      6/1/02      4,240,000
   8,300,000     Exide Corp., Sr. Notes                                                10.0%     4/15/05      8,569,750
                                                                                                            ------------
                                                                                                             12,809,750
                                                                                                            ------------
                 Bank & Finance - 5.3%
   2,700,000     American Life Holding Corp., Sr. Subordinated Notes                  11.25%     9/15/04      2,821,500
   3,150,000     First Nationwide Holdings, Inc., Sr. Notes                           12.25%     5/15/01      3,386,250
  11,050,000     GPA Delaware, Inc., Debentures                                        8.75%    12/15/98      9,503,000
  10,500,000     Mutual Life Insurance Company of New York, Surplus Notes       Zero Coupon      8/15/24      7,743,750
(b)
   3,400,000     Terra Nova (U.K.) Holdings, PLC, Sr. Notes                           10.75%      7/1/05      3,451,000
   4,750,000     Primeco, Inc., Sr. Subordinated Notes                                12.75%      3/1/05      4,868,750
   4,250,000     Scotsman Group, Inc., Sr. Secured Notes                                9.5%    12/15/00      4,122,500
                                                                                                            ------------
                                                                                                             35,896,750
                                                                                                            ------------
                 Broadcasting - 20.6%
   3,750,000     Adelphia Communications Corp., Sr. Debentures                       11.875%     9/15/04      3,623,437
   4,800,000     Adelphia Communications Corp., Sr. Notes                              12.5%     5/15/02      4,776,000
   3,450,000     Allbritton Communications Co., Sr. Subordinated Debentures            11.5%     8/15/04      3,639,750
   5,500,000     American Telecasting, Inc., Sr. Discount Notes                 Zero Coupon      6/15/04      3,231,250
  11,600,000     Australis Media, Ltd., Sr. Subordinated Discount Notes         Zero Coupon      5/15/03      6,090,000
   5,500,000     Bell Cablemedia, PLC, Sr. Discount Notes                       Zero Coupon      7/15/04      3,685,000
   7,600,000     Cablevision Industries, Debentures                                    9.25%      4/1/08      7,913,500
   3,350,000     Comcast Corp., Convertible Subordinated Debentures                   3.375%      9/9/05      3,195,062
   3,500,000     Continental Cablevision, Inc., Sr. Debentures                          9.5%      8/1/13      3,622,500
   7,250,000     Continental Cablevision, Inc., Sr. Subordinated Debentures            11.0%      6/1/07      8,047,500
   6,250,000     Diamond Cable Co., Sr. Discount Notes                          Zero Coupon      9/30/04      4,140,625
   8,401,707     Falcon Holdings Group, L.P., Sr. Subordinated Notes                   11.0%     9/15/03      7,603,545
   5,500,000     Granite Broadcasting Co., Sr. Subordinated Debentures                12.75%      9/1/02      6,063,750
   6,500,000     International CableTel, Inc., Convertible Subordinated Notes          7.25%     4/15/05      7,117,500
   6,800,000     International CableTel, Inc., Sr. Deferred Coupon Notes        Zero Coupon      4/15/05      4,046,000
   5,500,000     Jones Intercable, Inc., Sr. Notes                                    9.625%     3/15/02      5,761,250
   3,000,000     Marcus Cable Co., Sr. Discount Notes                           Zero Coupon     12/15/05      1,612,500
   7,750,000     Marcus Cable Operating Co., Sr. Subordinated
                    Guaranteed Discount Notes                                   Zero Coupon       8/1/04      4,901,875
   8,000,000     NWCG Holdings Corp., Sr. Secured Discount Notes                Zero Coupon      6/15/99      4,980,000
   9,250,000     People's Choice T.V. Corp., Sr. Discount Notes                 Zero Coupon       6/1/04      4,578,750
   9,500,000     Robin Media Group, Sr. Subordinated Deferred Interest Bonds         11.125%      4/1/97      9,405,000
   5,750,000     Rogers Cablesystems, Inc., Sr. Secured Second Priority Notes         9.625%      8/1/02      5,850,625
   7,000,000     Rogers Communications, Inc., Convertible Debentures                    2.0%    11/26/05      3,605,000
     600,000     Rogers Communications, Inc., Convertible
                    Liquid Yield Option Notes                                   Zero Coupon      5/20/13        204,750
   6,500,000     SCI Television, Inc., Sr. Second Priority Secured Notes               11.0%     6/30/05      6,776,250
                 CORPORATE BONDS (continued)
                 Broadcasting (continued)
   6,025,000     Scott Cable Communications, Inc., Subordinated Debentures            12.25%     4/15/01      4,548,875
  11,200,000     United International Holdings, Inc., Sr. Discount Notes        Zero Coupon     11/15/99      6,552,000
   4,300,000     Videotron Ltee. (Le Groupe), Sr. Notes                              10.625%      2/1/05      4,558,000
                                                                                                            ------------
                                                                                                            140,130,294
                                                                                                            ------------
                 Building Products & Materials - 2.1%
   5,000,000     American Standard, Inc., Sr. Subordinated Discount Debentures  Zero Coupon       6/1/05      3,800,000
  10,500,000     Dal-Tile International, Inc., Sr. Secured Notes                Zero Coupon      7/15/98      6,982,500
   3,300,000     Tarkett International, Sr. Subordinated Notes                          9.0%      3/1/02      3,300,000
                                                                                                            ------------
                                                                                                             14,082,500
                                                                                                            ------------
                 Chemicals - 0.9%
   6,000,000     G-I Holdings, Inc., Sr. Discount Notes                         Zero Coupon      10/1/98      4,050,000
   2,750,000     NL Industries, Inc., Sr. Secured Discount Notes                Zero Coupon     10/15/05      1,952,500
                                                                                                            ------------
                                                                                                              6,002,500
                                                                                                            ------------
                 Computers & Office Equipment - 1.9%
   8,000,000     Bell & Howell, Inc., Sr. Discount Debentures                   Zero Coupon       3/1/05      4,720,000
   3,400,000     Corporate Express, Inc., Sr. Subordinated Notes                      9.125%     3/15/04      3,340,500
   1,400,000     Unisys Corp., Convertible Subordinated Notes                          8.25%      8/1/00      1,554,000
   3,000,000     Unisys Corp., Credit Sensitive Notes                                  15.0%      7/1/97      3,348,990
                                                                                                            ------------
                                                                                                             12,963,490
                                                                                                            ------------
                 Conglomerates - 1.7%
     697,000     IMO Industries, Inc., Sr. Subordinated Debentures                    12.25%     8/15/97        702,228
   3,500,000     IMO Industries, Inc., Sr. Subordinated Debentures                     12.0%     11/1/01      3,561,250
   3,750,000     Jordan Industries, Inc., Sr. Notes                                  10.375%      8/1/03      3,487,500
   6,250,000     Jordan Industries, Inc., Sr. Subordinated Discount Debentures  Zero Coupon       8/1/05      3,750,000
                                                                                                            ------------
                                                                                                             11,500,978
                                                                                                            ------------
                 Containers & Packaging - 0.9%
   3,200,000     Owens-Illinois, Inc., Sr. Subordinated Notes                          9.75%     8/15/04      3,280,000
   3,000,000     Silgan Holdings, Inc., Sr. Discount Debentures                 Zero Coupon     12/15/02      2,730,000
                                                                                                            ------------
                                                                                                              6,010,000
                                                                                                            ------------
                 Drugs & Health Care - 1.7%
   7,205,000     Dade International, Inc., Sr. Subordinated Notes                      13.0%      2/1/05      7,601,275
   3,560,800     General Medical Corp., Payment-In-Kind Debentures                   12.125%     8/15/05      3,801,154
                                                                                                            ------------
                                                                                                             11,402,429
                                                                                                            ------------
                 Electric Utilities - 1.5%
     250,000     El Paso Electric Co. (Del Norte Funding Corp.), Secured Lease
                    Obligation Bonds                                                  11.25%      1/2/14        130,182
(c)
   2,000,000     El Paso Electric Co. (El Paso Funding Corp.), Lease Obligation
                    Bonds                                                             10.75%      4/1/13      1,061,584
(c)
   6,300,000     El Paso Electric Co. (El Paso Funding Corp.), Lease Obligation
                    Bonds                                                            10.375%      1/2/11      3,344,078
(c)
                 Electric Utilities (continued)
   3,250,000     Midland Cogen Venture Fund II, Secured Lease Obligation Bonds,
                    Series A                                                          11.75%     7/23/05      3,357,728
   2,400,000     Midland Cogen Venture Fund II, Subordinated Secured Lease
                    Obligation Bonds                                                  13.25%     7/23/06      2,476,843
                                                                                                            ------------
                                                                                                             10,370,415
                                                                                                            ------------
                 Electrical Equipment - 1.6%
   3,350,000     ADT Operations, Inc., Liquid Yield Option Notes                Zero Coupon       7/6/10      1,306,500
   7,450,000     Protection One Alarm Monitoring, Inc., Sr. Subordinated
                    Discount Notes                                              Zero Coupon      6/30/05      4,954,250
   4,750,000     Telex Communications, Inc., Sr. Notes                                 12.0%     7/15/04      4,845,000
                                                                                                            ------------
                                                                                                             11,105,750
                                                                                                            ------------
                 Food & Beverage - 5.0%
   4,750,000     Curtice-Burns Food, Inc., Sr. Subordinated Notes                     12.25%      2/1/05      5,070,625
   3,750,000     Di Giorgio Corp., Sr. Notes                                           12.0%     2/15/03      2,793,750
   4,000,000     Dr. Pepper Bottling Holdings, Sr. Notes                        Zero Coupon      2/15/03      2,980,000
   6,100,000     Fresh Del Monte Corp., Sr. Notes                                      10.0%      5/1/03      5,032,500
  11,250,000     Ralph's Grocery Company, Sr. Subordinated Notes                       11.0%     6/15/05     10,968,750
  10,000,000     Specialty Foods Acquisition Co., Sr. Secured Discount Debentures,
                    Series B                                                    Zero Coupon      8/15/05      5,050,000
   5,000,000     White Rose Foods, Inc., Sr. Discount Debentures                Zero Coupon      11/1/98      1,825,000
                                                                                                            ------------
                                                                                                             33,720,625
                                                                                                            ------------
                 Hospital Management - 2.2%
   3,750,000     Charter Medical Corp., Sr. Subordinated Notes                        11.25%     4/15/04      4,003,125
   4,675,000     Integrated Health Services, Inc., Sr. Subordinated Notes             9.625%     5/31/02      4,774,344
   5,750,000     National Medical Enterprises, Sr. Subordinated Notes                10.125%      3/1/05      6,109,375
                                                                                                            ------------
                                                                                                             14,886,844
                                                                                                            ------------
                 Household Products - 2.2%
  22,000,000     Coleman Worldwide Corp., Convertible Liquid
                    Yield Option Notes                                          Zero Coupon      5/27/13      6,435,000
   4,750,000     JB Williams Holdings, Inc., Sr. Notes                                 12.0%      3/1/04      4,714,375
   4,000,000     Pace Industries, Inc., Sr. Notes, Series B                          10.625%     12/1/02      3,800,000
                                                                                                            ------------
                                                                                                             14,949,375
                                                                                                            ------------
                 Leisure & Entertainment - 2.2%
   5,250,000     Bally's Health & Tennis Corp., Sr. Subordinated Notes                 13.0%     1/15/03      4,593,750
   7,150,000     Host Marriot Travel Plazas, Secured Notes                              9.5%     5/15/05      6,890,812
   4,000,000     IMAX Corp., Sr. Notes                                                  7.0%      3/1/01      3,660,000
                                                                                                            ------------
                                                                                                             15,144,562
                                                                                                            ------------
                 Machinery & Equipment - 0.7%
   5,000,000     Great Dane Holdings, Inc., Sr. Subordinated Debentures               12.75%      8/1/01      4,862,500
                                                                                                            ------------
                 Mining & Metals - 0.5%
   3,500,000     EnviroSource, Inc., Sr. Notes                                         9.75%     6/15/03      3,123,750
                                                                                                            ------------
                 Oil & Gas - 3.7%
   4,600,000     DeepTech International, Inc., Sr. Secured Notes                       12.0%    12/15/00      3,151,000
   5,500,000     Gulf Canada Resources, Ltd., Sr. Subordinated Notes                  9.625%      7/1/05      5,472,500
   5,500,000     Kelley Oil & Gas Corp., Sr. Notes                                     13.5%      6/1/99      5,472,500
   5,800,000     Petroleum Heat & Power Co., Inc., Subordinated Debentures            12.25%      2/1/05      6,235,000
     500,000     Petroleum Heat & Power Co., Inc., Subordinated Debentures            9.375%      2/1/06        462,500
   4,700,000     Sherritt, Inc., Debentures                                            10.5%     3/31/14      4,594,250
                                                                                                            ------------
                                                                                                             25,387,750
                                                                                                            ------------
                 Paper & Forest Products - 3.1%
   3,500,000     Container Corp. of America, Sr. Notes                                11.25%      5/1/04      3,688,125
   5,100,000     Gaylord Container Corp., Sr. Subordinated Debentures           Zero Coupon      5/15/05      4,998,000
   6,500,000     Malette, Inc., Sr. Secured Notes                                     12.25%     7/15/04      7,182,500
   2,750,000     Repap New Brunswick, 2nd Priority Secured Notes                     10.625%     4/15/05      2,784,375
   2,200,000     Repap Wisconsin, Inc., 1st Priority Sr. Secured Notes                 9.25%      2/1/02      2,136,750
                                                                                                            ------------
                                                                                                             20,789,750
                                                                                                            ------------
                 Publishing & Printing - 2.4%
   2,500,000     K-III Communications Corp., Sr. Notes                                10.25%      6/1/04      2,612,500
  11,750,000     Neodata Services, Inc., Sr. Notes                              Zero Coupon       5/1/03      9,752,500
   4,000,000     News America Holdings, Inc., Convertible
                    Liquid Yield Option Notes                                   Zero Coupon      3/11/13      1,920,000
     750,000     News America Holdings, Inc., Subordinated Notes                Zero Coupon      3/31/02        735,000
   1,500,000     Sullivan Graphics, Inc., Sr. Subordinated Notes                       15.0%      2/1/00      1,590,000
                                                                                                            ------------
                                                                                                             16,610,000
                                                                                                            ------------
                 Retail - 4.6%
   7,000,000     Color Tile, Inc., Sr. Notes                                          10.75%    12/15/01      3,447,500
   6,600,000     Dominick's Finer Foods, Sr. Subordinated Notes                      10.875%      5/1/05      6,715,500
   2,750,000     F & M Distributors, Inc., Sr. Subordinated Notes                      11.5%     4/15/03        515,625
(c)
   5,250,000     Farm Fresh, Inc., Sr. Notes                                          12.25%     10/1/00      4,935,000
   3,100,000     Loehmann's Holdings, Inc., Sr. Subordinated Notes                    13.75%     2/15/99      3,022,500
   2,250,000     Penn Traffic Co., Sr. Subordinated Debentures                        9.625%     4/15/05      2,131,875
   2,800,000     Purity Supreme, Notes, Series B                                      11.75%      8/1/99      3,017,000
   5,500,000     Smitty's SuperValu, Inc., Sr. Subordinated Notes, Series B           12.75%     6/15/04      5,390,000
   7,000,000     Wherehouse Entertainment, Inc., Sr. Subordinated Notes                13.0%      8/1/02      2,275,000
(c)
                                                                                                            ------------
                                                                                                             31,450,000
                                                                                                            ------------
                 Services - 0.9%
     750,000     Flagstar Corp., Sr. Subordinated Debentures                         11.375%     9/15/03        585,000
   7,500,000     Flagstar Corp., Sr. Subordinated Debentures                          11.25%     11/1/04      5,887,500
                                                                                                            ------------
                                                                                                              6,472,500
                                                                                                            ------------
                 Telecommunications - 10.7%
  10,000,000     Call-Net Enterprises, Inc., Sr. Discount Notes                 Zero Coupon      12/1/04      6,087,500
   4,750,000     CenCall Communications Corp., Sr. Redeemable
                    Discount Notes                                              Zero Coupon      1/15/04      2,351,250
   5,400,000     Comcast Cellular, Inc., Sr. Participation
                    Redeemable Notes, Series B                                  Zero Coupon       3/5/00      3,827,250
   3,250,000     Comcast Cellular, Inc., Sr. Redeemable Notes                   Zero Coupon       3/5/00      2,303,437
   4,400,000     Dial Call Communications, Inc., Sr. Discount Notes             Zero Coupon     12/15/05      2,068,000
   3,750,000     Dial Call Communications, Inc., Sr. Discount Notes             Zero Coupon      4/15/04      1,912,500
   3,750,000     General Instrument, Convertible Jr. Subordinated Notes                 5.0%     6/15/00      6,187,500
   9,123,000     Horizon Cellular Telephone Co., Sr. Subordinated
                    Discount Notes                                              Zero Coupon      10/1/00      7,161,555
   7,500,000     In-Flight Phone Corp., Unit Debentures                         Zero Coupon      5/15/02      4,462,500
   8,500,000     Intermedia Communications, Inc., Sr. Notes                            13.5%      6/1/05      8,542,500
   6,000,000     MobileMedia Communications, Inc., Sr.
                    Subordinated Deferred Coupon Notes                          Zero Coupon      12/1/03      3,990,000
   1,400,000     NEXTEL Communications, Inc., Sr. Discount Notes                Zero Coupon       9/1/03        805,000
   9,500,000     Pagemart Nationwide, Inc., Units                               Zero Coupon       2/1/05      5,747,500
   3,650,000     Rogers Cantel Mobile, Inc., Sr. Subordinated Notes                  11.125%     7/15/02      3,786,875
   4,000,000     USA Mobile Communications, Inc., Sr. Notes                            14.0%     11/1/04      4,320,000
   2,750,000     USA Mobile Communications, Inc., Sr. Notes                             9.5%      2/1/04      2,461,250
  10,000,000     Viatel, Inc., Sr. Discount Notes                               Zero Coupon      1/15/05      6,550,000
(b)
                                                                                                            ------------
                                                                                                             72,564,617
                                                                                                            ------------
                 Transportation - 1.2%
   6,250,000     Burlington Motor Holdings, Inc., Sr. Subordinated Notes               11.5%     11/1/03      5,250,000
   2,600,000     TNT Transport, Sr. Notes                                              11.5%     4/15/04      2,652,000
                                                                                                            ------------
                                                                                                              7,902,000
                                                                                                            ------------
                          Total Corporate Bonds (cost $552,587,270)                                         544,439,887
                                                                                                            ------------
                 FOREIGN BONDS - 0.8% (a,e)
  12,000,000     Argentina, (Republic of), Par Bond (cost $4,602,751)                   5.0%      3/1/23      5,730,000
                                                                                                            ------------
   Shares
---------------
                 PREFERRED STOCKS - 9.9% (a)
      33,288     Berg Electronics Holding Corp., Preferred Stock                                                869,649
      48,000     California Federal Bank, Preferred Stock                                                     5,172,000
     125,800     Chevy Chase Savings Bank, Preferred Stock                                                    3,711,100
       4,350     Consolidated Hydro, Inc., Preferred Stock                                                    2,219,587
      27,900     EnviroSource, Inc., Jr. Convertible Preferred Stock                                          3,490,988
      50,000     First Nationwide Bank, Noncummulative Preferred Stock                                        5,400,000
     105,000     Flagstar Cos., Convertible Preferred Stock, Series A                                         2,047,500
      49,500     Grand Union Holdings Corp., Preferred Stock                                                        248
(b,d)
     170,000     Granite Broadcasting Corp. Convertible Preferred Stock                                       7,225,000
     192,216     Harvard Industries, Inc., Exchangeable Payment-In-Kind Preferred Stock                       5,333,994
      29,036     K-III Communications Corp., Payment-In-Kind Preferred Stock, Series B                        2,762,043
      57,000     K-III Communications Corp., Preferred Stock                                                  1,496,250
     140,000     MFS Communication, Inc., 8% Cummulative Convertible Preferred Stock                          4,830,000
     113,000     Network Imaging Corp., Convertible Preferred Stock                                           1,695,000
     110,000     Newscorp Overseas Limited, Cummulative Guaranteed Preferred Stock                            2,736,250
       8,513     PanAmSat Corporation, Payment-In-Kind Convertible Preferred Stock                            8,640,705
     144,942     Riggs National Corp., Preferred Stock                                                        3,732,256
     147,500     River Bank America, Preferred Stock                                                          3,484,688
      36,250     Storage Technology Corp., Convertible Preferred Stock                                        2,066,250
      15,000     Unisys Corp., Convertible Preferred Stock, Series A                                            645,000
                                                                                                            ------------
                          Total Preferred Stocks (cost $70,863,410)                                          67,558,508
                                                                                                            ------------
                 COMMON STOCKS & STOCK WARRANTS - 3.2% (a)
     110,000     ADT Limited, Common Stock                                                                    1,292,500
(d)
      27,500     American Telecasting, Inc., Stock Warrants                                                      27,500
(d)
      38,000     AmeriSource Health Corp., Class A Common Stock                                                 866,875
(d)
       3,300     Arcadian Corp., Stock Warrants                                                                  59,400
(b,d)
      65,000     Bell & Howell Holdings Co., Common Stock                                                     1,316,250
(d)
      65,480     Berg Electronics Holdings Corp., Common Stock                                                  327,400
(b,d)
     164,371     Charter Medical Corp., Common Stock                                                          2,671,029
(d)
       7,830     Consolidated Hydro, Inc., Stock Warrants                                                        70,470
(b,d)
       3,086     Dial Page Communications, Inc., Stock Warrants                                                   4,012
(d)
       3,750     Dial Page Communications, Inc., Stock Warrants                                                   3,750
(d)
      79,500     Envirotest Systems Corp., Common Stock                                                         387,562
(d)
         750     Federated Dept. Stores, Inc., Stock Warrants                                                     2,344
(d)
      11,897     Gaylord Container Corp., Class A Common Stock                                                  142,764
(d)
     227,383     Gaylord Container Corp., Stock Warrants                                                      2,359,099
(d)
      18,126     Grand Union Co., Stock Warrants                                                                 18,126
(d)
      36,252     Grand Union Co., Stock Warrants                                                                  5,438
(d)
      65,000     Harvard Industries, Inc., Class B Common Stock                                               1,178,125
(d)
      25,000     International Cabletel, Inc., Common Stock                                                     812,500
(d)
      38,000     JPS Textiles Group, Common Stock                                                               570,000
(d)
      50,379     Memorex Telex, N.V., Common Stock                                                              103,907
(d)
       1,728     Memorex Telex, N.V., Stock Warrants                                                                 52
(d)
      15,000     News Corp., Ltd, ADR, Ordinary Shares, Common Stock                                            300,000
      30,000     News Corp., Ltd, ADR, Preference Shares, Common Stock                                          678,750
       5,750     Payless Cashways, Inc., Stock Warrants                                                           1,437
(d)
     155,000     Plantronics, Inc., Common Stock                                                              4,146,250
(d)
       1,500     Terex Corp., Stock Appreciation Rights                                                             188
(b,d)
       5,000     Triangle Wire & Cable, Inc., Stock Warrants                                                          0
(b,d)
      18,900     United International Holdings, Inc., Stock Warrants                                            604,800
(d)
     220,000     USA Mobile Communications, Common Stock                                                      3,850,000
(d)
                                                                                                            ------------
                          Total Common Stocks & Stock Warrants (cost $16,787,167)                            21,800,528
                                                                                                            ------------
  Principal                                                                                     Maturity
   Amount                                                                           Rate          Date
--------------                                                                  ------------   -----------
                 SHORT-TERM SECURITIES - 6.0% (a)
                 Commercial Paper
 $ 5,000,000     Associates Corp. of North America                                     6.20%      7/3/95      4,998,278
  15,800,000     Beneficial Corp.                                                      6.00%      7/5/95     15,789,467
   5,000,000     Du Pont (E.I.) de Nemours and Co.                                     5.95%      7/6/95      4,995,868
  10,000,000     General Motors Acceptance Corp.                                       6.02%     7/27/95      9,956,522
   5,000,000     Peregrine Investments Holding Co.                                     5.98%     7/11/95      4,991,694
                                                                                                            ------------
                          Total Short-Term Securities (at amortized Cost)                                    40,731,829
                                                                                                            ------------
                          Total Investments (cost $685,572,427)                                             $680,260,752
(f)
                                                                                                            ============

Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the High Yield Portfolio.
(b) Denotes restrquotations from brokers who are active with  the issues.  The following table indicates the acquisition date and cost of securities the Fund owned as of June 30, 1995:

                                                                            Acquisition
                        Security                                                Date                  Cost
     ---------------------------------------------------                     ------------         ------------
     Arcadian Corp., Stock Warrants                                              2/6/92           $   90,000
     Berg Electronics Holdings Corp., Common Stock                              4/21/93               60,754
     Consolidated Hydro, Inc., Stock Warrants                                    2/8/94              171,276
     Grand Union Holdings Corp., Preferred Stock                                6/14/93            5,703,525
     Mutual Life Insurance Company of New York, Surplus
     Notes, 0%, 8/15/2024                                                        8/8/94            6,074,670
     Terex Corp., Stock Appreciation Rights                                     7/27/92                3,750
     Triangle Wire & Cable, Inc., Stock Warrants                                 1/3/92                  500
     Viatel, Inc. Sr. Discount Notes, 0%, 1/15/2005                            12/15/94            4,349,240

(c) Currently non-income producing and in default.
(d) Currently non-income producing.
(e) Denominated in U.S. Dollars.
(f) At June 30, 1depreciation of investments based on that cost was $5,311,675 which is comprised of $33,491,554 gross unrealized appreciation and $83,803,229 aggregate gross unrealized depreciation.

The accompanying notes are an integral part of the financial statements.



                                        LB Series Fund, Inc.
                                          Income Portfolio
                                      Portfolio of Investments
                                            June 30, 1995
                                             (unaudited)
 Principal                                                                               Maturity
   Amount                                                                      Rate        Date          Value
--------------                                                             ------------ ----------   --------------
                CORPORATE BONDS - 32.7% (a)
                Automotive - 0.8%
 $ 5,000,000    Exide Corp., Sr. Notes                                            10.0%     4/15/05     $  5,162,500
                                                                                                        ------------
                Bank & Finance - 10.7%
   5,500,000    Aegon, N.V., Yankee Notes                                          8.0%     8/15/06        5,949,009
  12,500,000    Associates Corp. of North America, Notes                         6.625%     5/15/98       12,624,200
   5,000,000    Associates Corp. of North America, Sr. Notes                     9.125%      4/1/00        5,480,015
   7,000,000    Geico Corp., Debentures                                           9.15%     9/15/21        7,852,047
   3,000,000    General Electric Capital Corp., Debentures                        8.85%      4/1/05        3,462,330
   5,000,000    Hancock (John) Mutual Life Insurance Co., Surplus Notes          7.375%     2/15/24        4,671,310
  12,000,000    Nationwide CSN Trust, Trust Notes                                9.875%     2/15/25       13,560,000
   3,000,000    New York Life Insurance Co., Surplus Notes                         6.4%    12/15/03        2,894,373
   2,000,000    Prudential Insurance Co., Surplus Notes                            8.3%      7/1/25        1,989,000
   7,000,000    Prudential Insurance Co., Surplus Notes                           7.65%      7/1/07        6,988,940
   5,000,000    Reliastar Financial Corp., Sr. Notes                             8.625%     2/15/05        5,431,250
                                                                                                        ------------
                                                                                                          70,902,474
                                                                                                        ------------
                Broadcasting - 0.6%
   4,000,000    Cox Communications, Inc., Notes                                  6.375%     6/15/00        3,964,372
                                                                                                        ------------
                Computers & Office Equipment - 1.4%
   6,000,000    Electronic Data Systems Corp., Notes                              6.85%     5/15/00        6,135,000
   3,000,000    Electronic Data Systems Corp., Notes                             7.125%     5/15/05        3,047,340
                                                                                                        ------------
                                                                                                           9,182,340
                                                                                                        ------------
                Drugs & Health Care - 0.8%
   5,000,000    Bectin Dickinson & Co., Debentures                                 8.7%     1/15/25        5,557,270
                                                                                                        ------------
                Electric Utilities - 1.5%
   3,000,000    Arizona Public Service Co., First Mortgage Bonds                   9.5%     4/15/21        3,339,282
   7,000,000    Texas Utilities Electric Co., First Mortgage Bonds               7.375%     10/1/25        6,647,788
                                                                                                        ------------
                                                                                                           9,987,070
                                                                                                        ------------
                Electrical Equipment - 0.8%
   5,000,000    Philips Electronics, N.V., Notes                                 8.375%     9/15/06        5,558,495
                                                                                                        ------------
                Food & Beverage - 1.2%
   3,000,000    Coca Cola Enterprises, Inc., Debentures                            8.5%      2/1/22        3,425,733
   1,500,000    Nabisco, Inc., Notes                                               6.7%     6/15/02        1,480,854
   3,000,000    Ralph's Grocery Company, Sr. Notes                               10.45%     6/15/04        3,015,000
                                                                                                        ------------
                                                                                                           7,921,587
                                                                                                        ------------
                Hospital Management - 2.1%
   3,000,000    Columbia/HCA Healthcare Corp., Medium Term Notes                  8.85%      1/1/07        3,391,695
   3,000,000    Columbia/HCA Healthcare Corp., Medium Term Notes                   9.0%    12/15/14        3,409,674
   2,500,000    Integrated Health Services, Inc., Sr. Subordinated Notes         9.625%     5/31/02        2,553,125
   4,000,000    National Medical Enterprises, Sr. Notes                          9.625%      9/1/02        4,250,000
                                                                                                        ------------
                                                                                                          13,604,494
                                                                                                        ------------
                Household Products - 0.9%
 $5,000,000     Procter & Gamble, Guaranteed ESOP Debentures                      9.36%      1/1/21        6,163,460
                                                                                                        ------------
                Natural Gas - 1.3%
   4,000,000    Coastal Corp., Sr. Notes                                        10.375%     10/1/00        4,603,256
   3,000,000    Ferrellgas L.P., Sr. Notes, Series A                              10.0%      8/1/01        3,120,000
   1,000,000    Florida Gas Transmission, Sr. Notes                               8.63%     11/1/04        1,120,000
                                                                                                        ------------
                                                                                                           8,843,256
                                                                                                        ------------
                Paper & Forest Products - 0.8%
   5,000,000    Georgia Pacific Corp., Debentures                                8.625%     4/30/25        5,246,575
                                                                                                        ------------
                Petroleum - 2.2%
   7,638,199    Mobil Oil Corp, ESOP Sinking Fund Debentures                      9.17%     2/29/00        8,392,776
   6,500,000    Texaco Capital, Inc., Debentures                                   7.5%      3/1/43        6,467,481
                                                                                                        ------------
                                                                                                          14,860,257
                                                                                                        ------------
                Pollution Control - 0.8%
   2,000,000    WMX Technologies, Inc., Notes                                     6.65%     5/15/05        2,025,368
   3,000,000    WMX Technologies, Inc., Notes                                      7.0%     5/15/05        3,034,830
                                                                                                        ------------
                                                                                                           5,060,198
                                                                                                        ------------
                Retail - 2.6%
   2,500,000    Federated Department Stores, Sr. Notes                            10.0%     2/15/01        2,696,875
   4,000,000    K-Mart Corp., Global Notes                                        7.75%     10/1/12        3,875,564
   2,000,000    K-Mart Corp., Pass Through Certificates, Series 1995-K-4          9.35%      1/2/20        1,989,400
   5,250,000    Revco D.S., Inc., Sr. Notes                                      9.125%     1/15/00        5,486,250
   3,000,000    Stop & Shop Cos., Sr. Subordinated Notes                          9.75%      2/1/02        3,232,500
                                                                                                        ------------
                                                                                                          17,280,589
                                                                                                        ------------
                Services - 0.8%
   2,000,000    ARA Group, Inc., Subordinated Notes                                8.5%      6/1/03        2,040,000
   3,000,000    ARAMARK Services, Inc., Guaranteed Notes                          8.15%      5/1/05        3,165,771
                                                                                                        ------------
                                                                                                           5,205,771
                                                                                                        ------------
                Telecommunications - 0.6%
   2,000,000    Rogers Cablesystems, Inc., Sr. Secured Second Priority Note      9.625%      8/1/02        2,035,000
   2,000,000    Rogers Cantel Mobile, Inc., Sr. Subordinated Notes              11.125%     7/15/02        2,075,000
                                                                                                        ------------
                                                                                                           4,110,000
                                                                                                        ------------
                Telephone - 2.8%
   4,000,000    Pacific Bell, Debentures                                           7.5%      2/1/33        3,935,904
   2,000,000    Southwestern Bell Telephone Co., Medium Term Notes, Series         7.5%     4/26/05        2,104,804
  13,000,000    U.S. West Communications, Inc., Debentures                       7.125%    11/15/43       12,181,221
                                                                                                        ------------
                                                                                                          18,221,929
                                                                                                        ------------
                    Total Corporate Bonds (cost $206,772,228)                                            216,832,637
                                                                                                        ------------
                FOREIGN BONDS - 7.3% (a,c)
 $8,000,000     Argentina (Republic of) Par Bonds                                  5.0%     3/31/23        3,820,000
   5,000,000    British Columbia Hydro & Power, Debentures                        15.5%     7/15/11        5,774,895
   6,000,000    Inter American Development Bank, Debentures                      7.125%     3/15/23        5,868,222
   3,000,000    KFW International Finance, Notes                                   7.2%     3/15/14        3,036,549
   2,500,000    Landeskreditbank Baden - Wurttemberg, Subordinated Notes         7.625%      2/1/23        2,645,067
   4,000,000    Ontario Province, Canada, Debentures                             11.75%     4/25/13        4,705,000
  10,000,000    Ontario Province, Canada, Sr. Secured Notes                       7.75%      6/4/02       10,622,190
   3,000,000    Scotland International Finance No. 2,
                   Subordinated Guaranteed Notes                                  8.85%     11/1/06        3,393,900
   6,000,000    Societe-Generale, Subordinated Notes                             9.875%     7/15/03        7,100,640
   2,000,000    United Mexican States, Notes                                       8.5%     9/15/02        1,572,008
                                                                                                        ------------
                    Total Foreign Bonds (cost $46,964,345)                                                48,538,471
                                                                                                        ------------
                ASSET-BACKED SECURITIES - 13.1% (a)
  10,000,000    Household Affinity Master Trust, Series 1993-1-A                 3.325%     9/15/00       10,039,790 (b)
  10,500,000    Household Affinity Master Trust, Series 1993-2-A                   5.6%     5/15/02       10,221,634
   8,281,712    IBM Credit Receivables Lease Trust, Series 1993-1                 4.55%    11/15/00        8,169,918
  25,000,000    ITT Floorplan Receivable Master Trust, Series 1994-1-A           3.773%     2/15/01       25,100,975 (b)
  17,000,000    Sears Credit Account Master Trust, Series 1995-3-A                 7.0%    10/15/04       17,538,883
  15,000,000    Standard Credit Card Master Trust, Series 1994-2-A                7.25%      4/7/08       15,510,285
                                                                                                        ------------
                    Total Asset-Backed Securities (cost $86,013,781)                                      86,581,485
                                                                                                        ------------
                MORTGAGE-BACKED SECURITIES - 12.5% (a)
  60,736,460    Federal National Mortgage Association, Participation Certif        6.5%     11/1/24       58,458,843
  24,248,920    Government National Mortgage Association, Modified Pass Through
                   Certificates                                                    7.0%   2023-2024       23,900,058
                                                                                                        ------------
                    Total Mortgage-Backed Securities (cost $78,550,173)                                   82,358,901
                                                                                                        ------------
                U.S. GOVERNMENT AGENCIES - 1.2% (a)
  15,000,000    Resolution Funding Corp., STRIPS                           Zero Coupon      7/15/18        2,974,035
   5,000,000    Tennessee Valley Authority, Power Bonds, 1994 Series A            7.85%     6/15/44        5,024,615
                                                                                                        ------------
                    Total U.S. Government Agencies (cost $7,041,130)                                       7,998,650
                                                                                                        ------------
                U.S. GOVERNMENT - 27.7% (a)
  39,000,000    U.S. Treasury Bonds                                        7.5%-14.0%   2009 - 2024       52,687,792
 124,000,000    U.S. Treasury Notes                                        6.0%-9.25%   1998 - 2005      130,734,010
                                                                                                        ------------
                    Total U.S. Government (cost $177,974,022)                                            183,421,802
                                                                                                        ------------
     Shares
--------------
                COMMON & PREFERRED STOCKS - 0.5% (a)
      25,665    Citicorp, Common Stock                                                                     1,485,362
      91,468    Citicorp, Preferred Stock                                                                  1,852,227
                                                                                                        ------------
                    Total Common & Preferred Stocks (cost $2,990,240)                                      3,337,589
                                                                                                        ------------
                OPTIONS ON U.S. TREASURY BOND FUTURES - 0.001% (a)
                U.S. Treasury Bond Futures, 75 put option contracts, exercise
                   price of $104, expires August 18, 1995 (cost $80,480)                                $      4,688
                                                                                                        ------------
 Principal                                                                                Maturity
   Amount                                                                       Rate        Date
--------------                                                               ------------ ----------
                SHORT-TERM SECURITIES - 5.0% (a)
 $5,000,000     Corporate Asset Funding Co.                                       5.95%     7/11/95        4,991,736
   3,100,000    Electronic Data Systems Corp.                                     6.00%      7/6/95        3,097,417
  19,900,000    Koch Industries, Inc.                                             6.20%      7/5/95       19,886,291
   5,000,000    UBS Finance Delaware, Inc.                                        6.00%      7/5/95        4,996,667
                                                                                                        ------------
                    Total Short-Term Securities (at amortized cost)                                       32,972,111
                                                                                                        ------------
                    Total Investments (cost $639,358,510)                                               $662,046,334 (d)
                                                                                                        ============
Notes to Portfolio of Investments:
----------------------------------
(a) The categories of investments are shown as a percentage of total investments of the Income Portfolio.
(b) Denotes variable rate obligations for which current yield is shown.
(c) Denominated in U.S. Dollars.
(d) At June 30, appreciation of investments based on that cost was $22,687,824, which is comprised of $25,402,118 aggregate gross unrealized depreciation.


The accompanying notes are an integral part of the financial statements.



                                          LB Series Fund, Inc.
                                         Money Market Portfolio
                                        Portfolio of Investments
                                              June 30, 1995
                                               (unaudited)
 Principal                                                                        Maturity
   Amount                                                              Rate          Date                Value
--------------                                                      ----------    ------------       ------------
                BANKER'S ACCEPTANCES - 8.0% (a)
 $2,000,000     First Bank, N.A., Minneapolis                            5.94%       8/18/95        $   1,984,160
  1,500,000     Wachovia Bank of Georgia, N.A                            5.75%      10/16/95            1,474,365
                                                                                                    --------------
                   Total Banker's Acceptances                                                           3,458,525
                                                                                                    --------------
                COMMERCIAL PAPER - 72.6% (a)
                Banking-Domestic - 6.8%
  1,000,000     AES Barbers Point, Inc., Bank of America,
                   Direct Pay Letter of Credit                           5.98%        7/7/95              999,003
  1,000,000     AES Barbers Point, Inc., Bank of America,
                   Direct Pay Letter of Credit                           5.87%       9/14/95              987,771
  1,000,000     Norwest Corp.                                            5.67%      11/14/95              978,580
                                                                                                    --------------
                                                                                                        2,965,354
                                                                                                    --------------
                Banking-Foreign - 12.7%
  2,000,000     Accor S.A. (Banque National de Paris,
                   Direct Pay Letter of Credit)                          5.91%        9/7/95            1,977,673
  1,357,000     Centerior Fuel Corporation, (Barclay's Bank, PLC,
                   Direct Pay Letter of Credit)                          5.97%       7/17/95            1,353,399
    700,000     Enterprise Capital Funding, (Swiss Bank,
                   Direct Pay Letter of Credit)                          5.94%       7/25/95              697,228
  1,500,000     Finance One Funding Corp., (Credit Suisse,
                   Direct Pay Letter of Credit)                          5.95%       11/7/95            1,468,019
                                                                                                    --------------
                                                                                                        5,496,319
                                                                                                    --------------
                Computer & Office Equipment - 3.4%
  1,500,000     IBM Credit Corp.                                         5.95%       7/14/95            1,496,777
                                                                                                    --------------
                Cosmetics & Toiletries - 3.4%
  1,500,000     Unilever Capital Corp.                                    6.4%       7/24/95            1,493,867
                                                                                                    --------------
                Drugs & Healthcare - 2.3%
  1,000,000     Warner Lambert Co                                        5.98%       7/10/95              998,505
                                                                                                    --------------
                Finance-Automotive - 3.4%
  1,500,000     Ford Motor Credit Co                                     5.97%       7/26/95            1,493,781
                                                                                                    --------------
                Finance-Commercial - 4.6%
  1,000,000     General Electric Capital Corp.                           5.87%       9/21/95              986,629
  1,000,000     General Electric Capital Corp.                           5.94%       7/19/95              997,030
                                                                                                    --------------
                                                                                                        1,983,659
                                                                                                    --------------
                Finance-Consumer - 3.4%
  1,500,000     Penney, J.C., Funding Corp.                              5.90%        8/3/95            1,491,888
                                                                                                    --------------
                Finance-Structured - 6.9%
  1,500,000     CXC, Inc.                                                5.94%       7/10/95            1,497,773
  1,500,000     New Center Asset Trust                                   6.12%       7/27/95            1,493,370
                                                                                                    --------------
                                                                                                        2,991,143
                                                                                                    --------------
                Financial Services - 6.9%
  1,500,000     American Express Credit Corp.                            6.04%       7/11/95            1,497,483
  1,500,000     USAA Capital Corp.                                       5.92%       7/19/95            1,495,560
                                                                                                    --------------
                                                                                                        2,993,043
                                                                                                    --------------
                Food & Beverage - 4.0%
  1,000,000     Coca Cola Co.                                            5.85%       8/29/95              990,413
    750,000     Coca Cola Co.                                            5.95%       7/18/95              747,893
                                                                                                    --------------
                                                                                                        1,738,306
                                                                                                    --------------
                Industrial - 8.0%
  1,500,000     Du Pont (E.I.) de Nemours and Co.                         6.0%       7/18/95            1,495,750
  1,000,000     Great Lakes Chemical Corp.                                5.9%        7/7/95              999,017
  1,000,000     Great Lakes Chemical Corp.                               5.93%       8/17/95              993,905
                                                                                                    --------------
                                                                                                        3,488,672
                                                                                                    --------------
                Retail - 3.4%
  1,500,000     Wal-Mart Stores, Inc.                                    5.77%       9/12/95            1,482,450
                                                                                                    --------------
                Telecommunications - 3.4%
  1,500,000     American Telephone & Telegraph Co.                       5.72%       11/3/95            1,470,208
                                                                                                    --------------
                   Total Commercial Paper                                                              31,583,972
                                                                                                    --------------
                CERTIFICATES OF DEPOSIT - Yankee Dollar - 4.6% (a)
  1,000,000     National Westminster Bank, PLC                           6.01%       8/11/95              999,989
  1,000,000     Westdeutcshe Landesbank, Girozentrale, NY                6.22%       10/2/95            1,000,050
                                                                                                    --------------
                   Total Certificates of Deposit                                                        2,000,039
                                                                                                    --------------
                VARIABLE RATE NOTES - 12.7% (a,b)
  2,000,000     Boatmen's National Bank, St. Louis, Bank Note            6.02%       7/12/95            2,000,000
  1,000,000     Federal Home Loan Bank, Floating Rate Notes              5.78%        7/3/95              999,824
  1,000,000     Leland H. Stanford Jr. University.                       6.11%        7/3/95            1,000,000
  1,500,000     PNC Bank, Pittsburgh, N.A., Medium Term Bank Notes       5.64%        7/3/95            1,499,914
                                                                                                    --------------
                   Total Variable Rate Notes                                                            5,499,738
                                                                                                    --------------
                OTHER - 2.1% (a,b)
    895,000     Federated Master Trust                                   5.74%        7/3/95              895,000
                                                                                                    --------------
                   Total Investments (at amortized cost)                                              $43,437,274 (c)
                                                                                                    ==============
Notes to Portfolio of Investments:
(a) The categories of investments are shown as a percentage of total investments of the Money Market Portfolio.
(b) Denotes variable rate obligations for which the current yield and the next scheduled interest reset date are shown.
(c) Also represents cost for federal income tax purposes.

The accompanying notes are an integral part of the financial statements.



                                                        LB Series Fund, Inc.
                                                Statement of Assets and Liabilities
                                                            June 30, 1995
                                                             (unaudited)
                                                                                            Portfolios
                                                                  ------------------------------------------------------
---------
                                                                                      High
Money
                                                                    Growth            Yield           Income
Market
                                                                  ------------     ------------     ------------     ---
---------
ASSETS:
Investments in securities, at value (cost of $856,328,790,
   $685,572,427, $639,358,510 and $43,437,274, respectively)      $944,793,602     $680,260,752     $662,046,334
$43,437,274
Cash                                                                    43,794           44,034           68,810
12,576
Receivable for investment securities sold                           12,847,527        4,797,813        8,767,898
--
Dividends and interest receivable                                    1,463,802        9,949,027       10,234,088
66,865
                                                                  ------------     ------------     ------------     ---
---------
      Total assets                                                 959,148,725      695,051,626      681,117,130
43,516,715
                                                                  ------------     ------------     ------------     ---
---------
LIABILITIES:
Open options written, at value (premium received
   $79,299 for the Growth Portfolio)                                   126,681               --               --
--
Payable for investment securities purchased                         28,007,279       12,220,669        9,000,034
--
                                                                  ------------     ------------     ------------     ---
---------
      Total liabilities                                             28,133,960       12,220,669        9,000,034
--
                                                                  ------------     ------------     ------------     ---
---------
NET ASSETS                                                        $931,014,765     $682,830,957     $672,117,096
$43,516,715
                                                                  ============     ============     ============
============
NET ASSETS CONSIST OF:
Paid-in capital                                                   $798,364,792     $710,757,712     $688,381,498
$43,516,715
Accumulated net realized gain (loss) from sale of investment        44,232,543      (22,615,080)     (38,952,226)
--
Unrealized net appreciation or depreciation of investments          88,417,430       (5,311,675)      22,687,824
--
                                                                  ------------     ------------     ------------     ---
---------
NET ASSETS                                                        $931,014,765     $682,830,957     $672,117,096
$43,516,715
                                                                  ============     ============     ============
============
Outstanding shares of capital stock                                 57,431,222       70,712,604       68,765,646
43,516,715
                                                                  ============     ============     ============
============
Net asset value and public offering price per share
   (net assets divided by outstanding shares)                           $16.21            $9.66            $9.77
$1.00
                                                                  ============     ============     ============
============

The accompanying notes are an integral part of the financial statements.




                                      -------------------------------------------------------------
                                                    Statement of Operations
                                                Six Months Ended June 30, 1995
                                                        (unaudited)
                                                                                        Portfolios
                                                              ----------------------------------------------------------
-----
                                                                                  High
Money
                                                                 Growth           Yield            Income
Market
                                                              ------------     ------------     ------------     -------
-----
INVESTMENT INCOME:
Income-
   Interest income                                            $  2,124,273      $30,960,247      $23,510,316
$1,255,584
   Dividend income                                               6,332,042        2,651,412          179,522
--
                                                              ------------      -----------      -----------       -----
-----
   Total income                                                  8,456,315       33,611,659       23,689,838
1,255,584
Expenses-
   Investment advisory fee                                       1,615,030        1,262,127        1,255,011
82,629
                                                              ------------      -----------      -----------       -----
-----
   Net investment income                                         6,841,285       32,349,532       22,434,827
1,172,955
                                                              ------------      -----------      -----------       -----
-----
REALIZED AND UNREALIZED GAIN (LOSS)
   ON INVESTMENTS
Net realized gain (loss) on investment transactions             67,310,627      (13,548,380)      (1,876,117)
--
Net realized gain on closed or
   expired option contracts written                                300,783               --               --
--
                                                              ------------      -----------      -----------       -----
-----
Net realized gain (loss) on investments                         67,611,410      (13,548,380)      (1,876,117)
--
Net increase in unrealized appreciation or depreciation
   of investments                                               81,658,320       45,365,785       51,325,004
--
                                                              ------------      -----------      -----------       -----
-----
Net gain on investments                                        149,269,730       31,817,405       49,448,887
--
                                                              ------------      -----------      -----------       -----
-----
Net increase in net assets resulting
   from operations                                            $156,111,015      $64,166,937      $71,883,714
$1,172,955
                                                              ============      ===========      ===========
==========

The accompanying notes are an integral part of the financial statements.


                                                    LB Series Fund, Inc.
                                           Statement of Changes in Net Assets
                                                                      Growth                         High Yield
                                                                     Portfolio                       Portfolio
                                                            ---------------------------       -------------------------
                                                            Six Months                        Six Months
                                                               Ended                             Ended
                                                              6/30/95        Year Ended         6/30/95        Year
Ended
                                                            (unaudited)       12/31/94        (unaudited)       12/31/94
                                                           ------------     ------------     ------------    -----------
--
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS-
Net investment income                                       $  6,841,285     $  9,902,273     $ 32,349,532     $
54,770,889
Net realized gain (loss) on investments                       67,611,410      (22,140,074)     (13,548,380)
(9,003,809)
Net change in unrealized appreciation or
   depreciation of investments                                81,658,320      (17,508,695)      45,365,785
(73,154,741)
                                                            ------------     ------------     ------------     ---------
---
      Net change in net assets resulting from operations     156,111,015      (29,746,496)      64,166,937
(27,387,661)
                                                            ------------     ------------     ------------     ---------
---
DISTRIBUTIONS TO SHAREHOLDERS -
Net investment income                                         (6,841,285)      (9,902,273)     (32,349,532)
(54,772,664)
Net realized gain on investments                                      --      (15,253,955)              --
(8,655,183)
                                                            ------------     ------------     ------------     ---------
---
      Total distributions                                     (6,841,285)     (25,156,228)     (32,349,532)
(63,427,847)
                                                            ------------     ------------     ------------     ---------
---
CAPITAL STOCK TRANSACTIONS-
Proceeds from sale of shares                                  60,244,552      222,812,960       34,428,734
191,477,158
Reinvested dividend distributions                              6,841,285       25,156,228       32,501,964
63,275,415
Cost of shares redeemed                                       (7,162,382)      (5,752,814)     (11,557,921)
(12,779,325)
                                                            ------------     ------------     ------------     ---------
---
      Net increase in net assets from capital
         stock transactions                                   59,923,455      242,216,374       55,372,777
241,973,248
                                                            ------------     ------------     ------------     ---------
---
      Net increase in net assets                             209,193,185      187,313,650       87,190,182
151,157,740
NET ASSETS:
Beginning of period                                          721,821,580      534,507,930      595,640,775
444,483,035
                                                            ------------     ------------     ------------     ---------
---
End of period                                               $931,014,765     $721,821,580     $682,830,957
$595,640,775
                                                            ============     ============     ============
============

                                                                       Income                         Money Market
                                                                      Portfolio                         Portfolio
                                                          --------------------------------   ---------------------------
--
                                                            Six Months                        Six Months
                                                               Ended                             Ended
                                                              6/30/95        Year Ended         6/30/95        Year
Ended
                                                            (unaudited)       12/31/94        (unaudited)       12/31/94
                                                           ------------     ------------     ------------     ----------
--
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS-
Net investment income                                       $ 22,434,827     $ 41,746,172      $ 1,172,955      $
1,381,753
Net realized gain (loss) on investments                       (1,876,117)     (36,852,960)              --
--
Net change in unrealized appreciation or
   depreciation of investments                                51,325,004      (34,234,350)              --
--
                                                            ------------     ------------      -----------      --------
---
      Net change in net assets resulting from operations      71,883,714      (29,341,138)       1,172,955
1,381,753
                                                            ------------     ------------      -----------      --------
---
DISTRIBUTIONS TO SHAREHOLDERS -
Net investment income                                        (22,434,827)     (41,746,172)      (1,172,955)
(1,381,753)
Net realized gain on investments                                      --      (12,433,934)              --
--
                                                            ------------     ------------      -----------      --------
---
      Total distributions                                    (22,434,827)     (54,180,106)      (1,172,955)
(1,381,753)
                                                            ------------     ------------      -----------      --------
---
CAPITAL STOCK TRANSACTIONS-
Proceeds from sale of shares                                  18,796,671      114,530,628       20,943,988
52,739,421
Reinvested dividend distributions                             22,548,903       54,066,029        1,179,245
1,375,462
Cost of shares redeemed                                      (26,890,700)     (43,751,484)     (20,489,019)
(37,143,126)
                                                            ------------     ------------      -----------      --------
---
      Net increase in net assets from capital
         stock transactions                                   14,454,874      124,845,173        1,634,214
16,971,757
                                                            ------------     ------------      -----------      --------
---
      Net increase in net assets                              63,903,761       41,323,929        1,634,214
16,971,757
NET ASSETS:
Beginning of period                                          608,213,335      566,889,406       41,882,501
24,910,744
                                                            ------------     ------------      -----------      --------
---
End of period                                               $672,117,096     $608,213,335      $43,516,715
$41,882,501
                                                            ============     ============      ===========
===========

The accompanying notes are an integral part of the financial statements.



                                                     LB Series Fund, Inc.
                                                     Financial Highlights
                                       (For a share outstanding throughout each period)

GROWTH PORTFOLIO (a)                                         1995(b)      1994       1993       1992       1991
1990
                                                            ------       ------     ------     ------     ------     ---
---
Net asset value, beginning of period                        $13.51       $14.76     $13.89     $14.85     $10.72
$11.70
                                                            ------       ------     ------     ------     ------     ---
---
Income From Investment Operations --
   Net investment income                                      0.12         0.20       0.29       0.23       0.27
0.28
   Net realized and unrealized gain (loss) on investments     2.70        (0.87)      1.08       0.85       4.13
(0.51)
                                                            ------       ------     ------     ------     ------     ---
---
      Total from investment operations                        2.82        (0.67)      1.37       1.08       4.40
(0.23)
                                                            ------       ------     ------     ------     ------     ---
---
Less Distributions --
   Dividends from net investment income                      (0.12)       (0.20)     (0.29)     (0.23)     (0.27)
(0.28)
   Distributions from net realized gain on investments          --        (0.38)     (0.21)     (1.81)        --
(0.47)
                                                            ------       ------     ------     ------     ------     ---
---
      Total distributions                                    (0.12)       (0.58)     (0.50)     (2.04)     (0.27)
(0.75)
                                                            ------       ------     ------     ------     ------     ---
---
Net asset value, end of period                              $16.21       $13.51     $14.76     $13.89     $14.85
$10.72
                                                            ======       ======     ======     ======     ======
======
Total investment return at net asset value (d)               20.94%       -4.66%     10.10%      8.13%     41.35%     -
1.97%
Net assets, end of period ($millions)                      $931.00      $721.80    $534.50    $231.00     $96.20
$35.20
Ratio of expenses to average net assets                       0.40%(c)     0.40%      0.40%      0.40%      0.40%
0.40%
Ratio of net investment income to average net assets          1.69%(c)     1.52%      2.17%      1.90%      2.24%
2.79%
Portfolio turnover rate                                        105%         135%       243%       230%       247%
195%


HIGH YIELD PORTFOLIO (a)                                     1995(b)      1994       1993       1992       1991
1990
                                                            ------       ------     ------     ------     ------     ---
---
Net asset value, beginning of period                         $9.18       $10.76      $9.62      $9.07      $7.62
$9.00
                                                            ------       ------     ------     ------     ------     ---
---
Income From Investment Operations --
   Net investment income                                      0.48         0.97       0.96       1.02       1.08
1.08
   Net realized and unrealized gain (loss) on investments     0.48        (1.40)      1.16       0.71       1.45
(1.37)
                                                            ------       ------     ------     ------     ------     ---
---
      Total from investment operations                        0.96        (0.43)      2.12       1.73       2.53
(0.29)
                                                            ------       ------     ------     ------     ------     ---
---
Less Distributions --
   Dividends from net investment income                      (0.48)       (0.97)     (0.96)     (1.02)     (1.08)
(1.08)
   Distributions from net realized gain on investments          --        (0.18)     (0.02)     (0.16)        --
(0.01)
                                                            ------       ------     ------     ------     ------     ---
---
      Total distributions.                                   (0.48)       (1.15)     (0.98)     (1.18)     (1.08)
(1.09)
                                                            ------       ------     ------     ------     ------     ---
---
Net asset value, end of period.                              $9.66        $9.18     $10.76      $9.62      $9.07
$7.62
                                                            ======       ======     ======     ======     ======
======
Total investment return at net asset value (d)               10.71%       -4.38%     22.91%     20.08%     35.32%     -
3.72%
Net assets, end of period ($millions)                      $682.80      $595.60    $444.50    $154.30     $56.70
$25.90
Ratio of expenses to average net assets                       0.40%(c)     0.40%      0.40%      0.40%      0.40%
0.40%
Ratio of net investment income to average net assets         10.25%(c)     9.75%      9.29%     10.69%     12.62%
13.04%
Portfolio turnover rate                                         39%          44%        68%        80%       145%
111%
LB Series Fund, Inc.


INCOME PORTFOLIO (a)                                         1995(b)      1994       1993       1992       1991
1990
                                                            ------       ------     ------     ------     ------     ---
---
Net asset value, beginning of period                         $9.04       $10.36      $9.87     $10.01      $9.10
$9.40
                                                            ------       ------     ------     ------     ------     ---
---
Income From Investment Operations --
   Net investment income                                      0.33         0.64       0.63       0.73       0.81
0.84
   Net realized and unrealized gain (loss) on investments     0.73        (1.11)      0.49       0.15       0.91
(0.24)
                                                            ------       ------     ------     ------     ------     ---
---
      Total from investment operations                        1.06        (0.47)      1.12       0.88       1.72
0.60
                                                            ------       ------     ------     ------     ------     ---
---
Less Distributions --
   Dividends from net investment income                      (0.33)       (0.64)     (0.63)     (0.73)     (0.81)
(0.84)
   Distributions from net realized gain on investments          --        (0.21)        --      (0.29)        --
(0.06)
                                                            ------       ------     ------     ------     ------     ---
---
      Total distributions.                                   (0.33)       (0.85)     (0.63)     (1.02)     (0.81)
(0.90)
                                                            ------       ------     ------     ------     ------     ---
---
Net asset value, end of period                               $9.77        $9.04     $10.36      $9.87     $10.01
$9.10
                                                            ======       ======     ======     ======     ======
======
Total investment return at net asset value (d)               12.05%       -4.68%     11.66%      9.23%     19.76%
6.91%
Net assets, end of period  ($millions)                     $672.10      $608.20    $566.90    $254.70    $100.00
$43.50
Ratio of expenses to average net assets                       0.40%(c)     0.40%      0.40%      0.40%      0.40%
0.40%
Ratio of net investment income to average net assets          7.15%(c)     6.78%      6.23%      7.29%      8.43%
9.25%
Portfolio turnover rate                                         66%         139%       153%       115%       137%
164%


MONEY MARKET PORTFOLIO (a)                                   1995(b)      1994       1993       1992       1991
1990
                                                            ------       ------     ------     ------     ------     ---
---
Net asset value, beginning of period                         $1.00        $1.00      $1.00      $1.00      $1.00
$1.00
                                                            ------       ------     ------     ------     ------     ---
---
   Net investment income from operations                      0.03         0.04       0.03       0.03       0.06
0.08
   Less: Dividends from net investment income                (0.03)       (0.04)     (0.03)     (0.03)     (0.06)
(0.08)
                                                            ------       ------     ------     ------     ------     ---
---
      Net asset value, end of period                         $1.00        $1.00      $1.00      $1.00      $1.00
$1.00
                                                            ======       ======     ======     ======     ======
======
Total investment return at net asset value (d)                2.85%        4.00%      2.87%      3.53%      5.89%
8.00%
Net assets, end of period ($millions)                       $43.50       $41.90     $24.90     $26.60     $23.00
$20.00
Ratio of expenses to average net assets                       0.40%(c)     0.40%      0.40%      0.40%      0.40%
0.40%
Ratio of net investment income to average net assets          5.68%(c)     4.03%      2.83%      3.45%      5.72%
7.76%

Notes to Financial Highlights:
------------------------------
(a) All per share amounts have been rounded to the nearest cent.
(b) Six months ended June 30, 1995, unaudited.
(c) Computed on an annual basis.
(d) Total investment return is based on the change in net asset value during the period and assumes reinvestment of all distributions and does not reflect any charges that would normally occur at the separate account level.

The accompanying notes are an integral part of the financial statements.



                     LB Series Fund, Inc.
                 Notes to Financial Statements
                         June 30, 1995
                          (unaudited)

(1) ORGANIZATION

The Fund is registered under the Investment Company Act of 1940, as a diversified, open-end investment company. The Fund is comprised of four separate portfolios: Growth Portfolio, High Yield Portfolio, Income Portfolio and Money Market Portfolio. Each portfolio is, in effect, a separate investment fund with its own investment objectives and policies. The assets of each portfolio are segregated and each has a separate class of capital stock. The Fund serves as the investment vehicle to fund benefits for variable life insurance and variable annuity contracts issued by Lutheran Brotherhood and Lutheran Brotherhood Variable Insurance Products Company (LBVIP), a wholly owned subsidiary of Lutheran Brotherhood.

(2) SIGNIFICANT ACCOUNTING POLICIES

Investment Security Valuations

Securities traded on national securities exchanges are valued at the last quoted sales price at the close of each business day. Securities traded on the over-the-counter market and listed securities for which no price is readily available are valued at the mean between bid and asked price as determined by an independent pricing service approved by the Board of Directors. The pricing service, in determining values of securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Exchange listed options and futures contracts are valued at the last quoted sales price. For all Portfolios other than the Money Market Portfolio, short-term securities with maturities of 60 days or less are valued at amortized cost; those with maturities greater than 60 days are valued at the mean between bid and asked price. Short-term securities held by the Money Market Portfolio are valued on the basis of amortized cost (which approximates market value), whereby a security is valued at its cost initially, and thereafter valued to reflect a constant amortization to maturity of any discount or premium. The Money Market Portfolio follows procedures necessary to maintain a constant net asset value of $1.00 per share. All other securities for which market values are not readily available are appraised at fair value as determined in good faith by or under the direction of the Board of Directors.

Repurchase Agreements

The Fund may engage in repurchase agreement transactions in pursuit of its investment objectives. When the Fund engages in such transactions, it is policy to require the custodian bank to take possession of all securities held as collateral in support of repurchase agreement investments. In addition, the Fund monitors the market value of the underlying collateral on a daily basis. If the seller defaults or if bankruptcy proceedings are initiated with respect to the seller, the realization or retention of the collateral may be subject to legal proceedings.

Investment Income

Interest income is determined on the basis of interest or discount earned on any short-term securities and interest earned on all other debt securities, including amortization of discount or premium. Dividend income is recorded on the ex-dividend date. For payment-in-kind securities, income is recorded on the ex-dividend date in the amount of the value received.

Options and Financial Futures Transactions

The Fund, with the exception of the Money Market Portfolio, may utilize futures and options contracts. Option contracts are valued daily and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon expiration or closing of the option transaction. When an option is exercised, the proceeds on sale for a written call option or the cost of a security for purchased put and call options is adjusted by the amount of premium received or paid.

Upon buying or selling a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund realizes a gain or loss when the contract is closed or expires.

Federal Income Taxes

It is the Fund's policy to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income on a timely basis, including any net realized gain on investments each year. It is also the intention of the Fund to distribute an amount sufficient to avoid imposition of any federal excise tax. Accordingly, no provision for federal income tax is necessary. Each portfolio is treated as a separate taxable entity for federal income tax purposes.

When-Issued and Delayed Delivery Transactions

The Fund may engage in when-issued or delayed delivery transactions. To the extent the Fund engages in such transactions, it will do so for the purpose of acquiring securities consistent with its investment objectives and policies and not for the purpose of investment leverage or to speculate on interest rate changes. On the trade date, assets of the Fund are segregated on the Fund's records in a dollar amount sufficient to make payment for the securities to be purchased. Income is not accrued until settlement date.

Dollar Roll Transactions

The Income Portfolio enters into dollar roll transactions, with respect to mortgage securities issued by GNMA, FNMA and FHLMC, in which the Portfolio sells mortgage securities and simultaneously agrees to repurchase similar (same type, coupon and maturity) securities at a later date at an agreed upon price. During the period between the sale and repurchase, the Portfolio forgoes principal and interest paid on the mortgage securities sold. The Portfolio is compensated by the interest earned on the cash proceeds of the initial sale and from negotiated fees paid by brokers offered as an inducement to the Portfolio to "roll over" its purchase commitments. The Income Portfolio earned $257,422 from such fees.

Distributions to Shareholders

Dividends from net investment income, if available, are declared and reinvested daily for the High Yield Portfolio, Income Portfolio and Money Market Portfolio, and quarterly for the Growth Portfolio. Net realized gains from securities transactions, if any, are distributed at least annually after the close of the Fund's fiscal year end for the Growth Portfolio, High Yield Portfolio and Income Portfolio. Short-term gains (losses) of the Money Market Portfolio are included in interest income and distributed daily. Dividends and capital gains are recorded on the ex-dividend date.

The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the year in which amounts are distributed may differ from the year that the income or net realized gains were recorded by the Fund.

Other

Security transactions are accounted for on the date the securities are purchased or sold. Realized gains and losses are determined on the identified cost basis, which is the same basis used for federal income tax purposes.

(3) INVESTMENT ADVISORY FEES AND OTHER EXPENSES

The Fund pays Lutheran Brotherhood, the Fund's investment advisor, an investment advisory fee equal to 0.40% of the annual average daily net assets of each portfolio. The fees are accrued daily and paid monthly. All other operating expenses of the Fund are absorbed by either Lutheran Brotherhood or LBVIP.

(4) SECURITIES LENDING

To generate additional income, the Fund may participate in a securities lending program administered by the Fund's custodian bank. Securities are periodically loaned to brokers, banks or other institutional borrowers of securities, for which collateral in the form of cash, U.S. government securities, or letter of credit is received by the custodian in an amount at least equal to the market value of securities loaned. Collateral received in the form of cash is invested in short-term investments by the custodian from which earnings are shared between the borrower, the custodian and the Fund at negotiated rates. The risks to the Fund are that it may experience delays in recovery or even loss of rights in the collateral should the borrower of securities fail financially. At June 30, 1995, there were no security loans outstanding.

(5) DISTRIBUTIONS FROM CAPITAL GAINS

During the year ended December 31, 1994, distributions from net realized capital gains of $15,253,955, $8,655,183, and $12,433,934 were paid by the Growth Portfolio, High Yield Portfolio and Income Portfolio, respectively. These distributions related to net capital gains realized during the prior year ended December 31, 1993.

(6) CAPITAL LOSS CARRYOVER

At December 31, 1994 the Growth Portfolio, High Yield Portfolio and Income Portfolio had accumulated net realized capital loss carryovers of $19,103,448, $1,662,110 and $28,549,314 respectively (expiring in 2002).
To the extent these Portfolios realize future net capital gains, taxable distributions will be reduced by any unused capital loss carryovers.

(7) INVESTMENT TRANSACTIONS

Purchases and Sales of Investment Securities

For the six months ended June 30, 1995, the cost of purchases and the proceeds from sales of investment securities other than U.S. Government and short term securities were as follows:

                                     $(thousands)
                          -------------------------------
     Portfolio            Purchases               Sales
     ------------         ---------              --------
     Growth               $855,550               $787,659
     High Yield            291,975                230,595
     Income                292,301                255,719

Purchases and sales of U.S. Government securities were:

                                     $(thousands)
                          -------------------------------
     Portfolio            Purchases               Sales
     ------------         ---------              --------
     Growth               $5,043                   $2,348
     High Yield              --                        --
     Income               281,358                 312,920

Investments in Restricted Securities

The High Yield Portfolio owns restricted securities that were purchased in private placement transactions without registration under the Securities Act of 1933. Unless such securities subsequently become registered, they generally may be resold only in privately negotiated transactions with a limited number of purchasers. The aggregate value of restricted securities was $14,751,455 at June 30, 1995 which represented 2.2% of net assets of the High Yield Portfolio.

Investments in High Yielding Securities

The High Yield Portfolio invests primarily in high yielding fixed income securities. The Income Portfolio may from time to time invest up to 25% of its total assets in high-yielding securities. These securities will typically be in the lower rating categories or will be non- rated and generally will involve more risk than securities in the higher rating categories. Lower rated or unrated securities are more likely to react to developments affecting market risk and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates.

Investments in Options and Futures Contracts

The Fund, with the exception of the Money Market Portfolio, may buy put and call options, write covered call options and buy and sell futures contracts as hedges to provide protection against adverse movements in prices of securities in the portfolio or to facilitate buying and selling securities. The use of options and futures contracts may involve risks such as the possibility of an illiquid market or imperfect correlation between the value of the contracts and the underlying securities that could result in losses to the Fund.

Open Option Contracts

The number of contracts and premium amounts associated with call option contracts written during the six months ended June 30, 1995 were as follows:

                    Growth Portfolio              Income Portfolio
                 -------------------------   ------------------------
                 Number of         Premium     Number of     Premium
                 Contracts          Amount     Contracts     Amount
                ----------       ----------   ----------  ----------
Balance at
December 31, 1994      420       $   45,627       --         $    --
Opened               7,927        1,394,359        1          56,875
Closed              (1,657)        (122,965)      --              --
Expired             (4,165)        (811,235)      --              --
Exercised           (2,041)        (426,487)      (1)        (56,875)
                    ------        ---------     ----        --------
Balance at
June 30, 1995          484        $  79,299       --         $    --
                    ======        =========     ====        ========

(8) CAPITAL STOCK

Authorized capital stock consists of two billion shares as follows:

                                Shares                Par
      Portfolio               Authorized             Value
      --------------        --------------         --------
      Growth                  600,000,000            $ 0.01
      High Yield              200,000,000            $ 0.01
      Income                  400,000,000            $ 0.01
      Money Market            600,000,000            $ 0.01

The balance of the Fund's authorized capital (200 million shares) may be issued in the above portfolios or in any new portfolio as may be determined by the Board of Directors. The shares of each portfolio have equal rights and privileges with all shares of that portfolio. Shares in the Fund are currently sold only to separate accounts of Lutheran Brotherhood and LBVIP.

         Transactions in capital stock were as follows:

                                                             Portfolios
                                      ----------------------------------------------------------
                                                        High                                       Money
                                 Growth                Yield               Income                  Market
                               ----------            ----------           ----------             ----------
Shares outstanding at
   December 31, 1993           36,213,732            41,317,018            54,703,967            24,910,744
Shares sold                    15,858,169            18,598,536            11,711,971            52,739,421
Shares issued on
   reinvestment of
   dividends and
   distributions                1,788,745             6,316,397             5,656,598             1,375,462
Shares redeemed                  (425,471)           (1,346,559)           (4,789,538)          (37,143,126)
                               ----------            ----------            ----------            ----------
Shares outstanding at
   December 31, 1994           53,435,175            64,885,392            67,282,998            41,882,501
Shares sold                     4,043,005             3,620,917             1,978,868            20,943,988
Shares issued on
   reinvestment of
   dividends and
   distributions                  442,395             3,441,894             2,402,954             1,179,245
Shares redeemed                  (489,353)           (1,235,599)           (2,899,174)          (20,489,019)
                               ----------            ----------            ----------            ----------
Shares outstanding at
   June 30, 1995               57,431,222            70,712,604            68,765,646            43,516,715
                               ==========            ==========            ==========            ==========





                                  LB Series Fund, Inc.
                                   Growth Portfolio
                                  High Yield Portfolio
                                   Income Portfolio
                                 Money Market Portfolio


Directors

Rolf F. Bjelland
Charles W. Arnason
Herbert F. Eggerding, Jr.
Connie M. Levi
Bruce J. Nicholson
Ruth E. Randall


Officers
Rolf F. Bjelland                                 James M. Odland
Chairman and President                           Assistant Secretary

Otis F. Hilbert                                  Randall L. Wetherille
Secretary and Vice President                     Assistant Secretary

James R. Olson                                   Wade M. Voigt
Vice President                                   Treasurer

James M. Walline                                 Rand E. Mattsson
Vice President                                   Assistant Treasurer


This report is authorized for distribution to prospective investors only when preceded or accompanied by the current prospectuses.




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